Prospectus Supplement (Sales Report) No. 4 dated August 25, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 378406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378406	$5,000	$5,000	16.35%	1.00%	August 24, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378406. Member loan 378406 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,925 / month
Current employer:	Accenture LLP	Debt-to-income ratio:	7.52%
Length of employment:	5 years 11 months	Location:	Dearborn, MI

Home town:	Tenkasi
Current & past employers:	Accenture LLP
Education:	Madurai Kamaraj University

This borrower member posted the following loan description, which has not been verified:

To consolidate all my debt and payoff faster within a year.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,505.00	Public Records On File:	0
Revolving Line Utilization:	60.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have interest in helping to fund your loan. Please answer the following questions: --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Describe your profession. --Is the income listed all base salary or does it include commission/bonus income? If get commissions/bonus, please advise of base salary and how much is from commissions/bonus. --How much is your rent plus utilities? --You stated you want this $5k loan to payoff all your debts, but the credit report shows $25,505 in revolving debt. Please advise and please indicate what type of debt you will consolidate with this loan. Thanks!	liquid assets would be in the range of $ 5000 to $8000. The salary is the base salary and the commisions and bonus are seperate which would change every year based on performance. i pay $1068 every month in rent & utilities and this loan is predominantly used to pay of my credit card bills and have one consolidated payment every month.
Mdabubacker, What were the circumstances that built your $25,505.00 debt? What is your plan to consolidate all of that debt with a $5,000.00 loan? Thank you.	There was a medical procedure for one of my family member which did not get covered which caused the debt. this loan is predominantly used to pay of my credit card bills and have one consolidated payment every month.

Member Payment Dependent Notes Series 418566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
418566	$12,000	$12,000	11.14%	1.00%	August 21, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 418566. Member loan 418566 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Rupp Base	Debt-to-income ratio:	5.52%
Length of employment:	2 years 3 months	Location:	Amherst, NY

Home town:	East Aurora
Current & past employers:	Rupp Base
Education:	Erie Community College

This borrower member posted the following loan description, which has not been verified:

I'll be using this money to invest in real estate.

A credit bureau reported the following information about this borrower member on June 18, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,313.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What type of real estate will you be investing in? Does it have income potential? Also, what is it that you do at Rubb Base and what kind of company is it? Finally, could you please describe your major debt and expenses? Thank you and best of luck on your loan; Art	I will use this loan with seller financing to buy a single bed room 725 sq ft house. The income potential is only about $25 month after this loan and seller financing. After 3 years of course it goes to about 425. Rupp Base is a law firm. Major debt is my husbands??? and my Credit card. We have paid off a new roof and his car about $20000 in expenses this year. Since the CC is at a low rate we have put other expense first. We now only have the 1 card and this loan and the seller financing.
I live in Rochester. Where are you investing in real estate? What are you doing about your $14,000 credit card debt?	Lockport a freinds sons house. Pay if off hopefully with in the next 2 years.
What type of real estate will you be investing in? Commercial, Residential? Rental or flipping?	Residential. Renting preferred but may flip this house if the price is right. Our friends son has moved to Syracuse and doesn't want to deal with the house. My husband offer to manage it but he wanted to sell.
What type of real estate will you be investing in? Distressed properties, foreclosures, income properties? What could you get for $12,000? What's the range of property prices in Amherst, NY? Is there good drinking water & food?	I believe I did answer this question. The house isn't distressed and in a medium rent area. It will be fine to walk down the street at night. Not just using this loan I am getting a loan from the son too. Not in Amherst NY which is listed under top ten safest places in America.
What type of real estate will you be investing in? Distressed properties, foreclosures, income properties? What could you get for $12,000? What's the range of property prices in Amherst, NY? Is there good drinking water & food?	I believe I did answer this question. The house isn't distressed and in a medium rent area. It will be fine to walk down the street at night. Not just using this loan I am getting a loan from the son too. Not in Amherst NY which is listed under top ten safest places in America.

Member Payment Dependent Notes Series 428433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428433	$14,000	$14,000	16.70%	1.00%	August 19, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428433. Member loan 428433 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	CJW Medical Center	Debt-to-income ratio:	12.75%
Length of employment:	2 years 6 months	Location:	Richmond, VA

Home town:	Lewisburg
Current & past employers:	CJW Medical Center
Education:	Christopher Newport University

This borrower member posted the following loan description, which has not been verified:

I have four revolving accouns I would like to consilidate for a lower intrest rate.

A credit bureau reported the following information about this borrower member on July 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	32	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	25
Revolving Credit Balance:	$65,335.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I see that you have $65K in revolving credit balance, can you please explain? Also what it your title at CJW?	I am an RN and honestly I am single and had to work my way through nursing school. I accrued a large portion of this debt during that time. I have been out of school and working as and RN for about 1.5 years and I am trying to get to turned around. I work extra hours every week. I also just paid off three credit cards - Lane Bryant - Bank of America and Boscovs.
Can you describe your job is and how you got into your current debt? Thank you.	I am an RN and honestly I am single and had to work my way through nursing school. I accrued a large portion of this debt during that time. I have been out of school and working as and RN for about 1.5 years and I am trying to get to turned around. I work extra hours every week. I also just paid off three credit cards - Lane Bryant - Bank of America and Boscovs.
Thank you for your reply. Can you please contact Lendingclub and have them verify your income? I think you need to send them a W2 or paystubs. Also, with 65K in revolving debt, how come you're only asking for 14K? Is there any reason you're not asking for the max 25K to consolidate more of the loan? Thank you.	A good portion of that debt is from my home equity line of credit. The interest rate on that is pretty low right now.
In response to your answer to alexnder, how much of your debt is the home equity (can you give a number)? Are you married and, if so, does your spouse work? Do you have any children? Is your debt from when you were in school from student loans, living expenses or both? Thanks so much!	My home equity loan is about 53k. I am single and worked my own way through nursing school. I aquired quite of bit of debt at that time. I have been working FT as an RN for a little over a year and finally now settling in and getting myself to the point where I can get turned back around. I usually pick up 8-12 extra hours a week and I am back in school getting my BSN. I do not have any children.
Any update on the income verification process? Did you contact Lendingclub to get income verified? Thank you.	Yes, I emailed them all of the requested information. I even called them today to make sure they received it and everything was on track and I was told it was. I will follow up again tomorrow.
What do your monthly expenses come to every month?	About $3500
Can you explain the Delinquency, lending club shows about 2 years ago?	I think I had one payment that was late with Gateway, 2 years ago and honestly it was an oversight on my part. I didn't receive my statement and didn't realize it until it was too late.

Member Payment Dependent Notes Series 428982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
428982	$6,000	$6,000	13.57%	1.00%	August 20, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 428982. Member loan 428982 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	State of CT DDS	Debt-to-income ratio:	10.84%
Length of employment:	7 months	Location:	PUTNAM, CT

Home town:	Putnam
Current & past employers:	State of CT DDS, Sunrise Northeast, ECSU Dept of Planning and Institutional Research
Education:	Eastern Connecticut State University

This borrower member posted the following loan description, which has not been verified:

I'm trying to go back to school, which is unfortunately quite expensive. I make enough in my current job that I can certainly afford loan payments, but would have to wait quite a while to save up enough to pay for my educational expenses up front. In the current economy, only the wealthy and the destitute(the only ones who qualify for much financial aid) can afford to go to school using the more traditional payment types. Because I make enough to live on, I don't have the opportunity to better myself without seeking a loan. My credit history and score are reasonably good, and hopefully will be improving more in the coming years. I always make payments on time, and usually pay more than the minimum, because I don't really like being in debt. Also, the job info. on this site won't really give a good idea of how much I actually make. I recently (January of this year) got a job with the state of CT. In order to accomodate the schedule for it, I dropped myself down to on-call status with my other employer Sunrise Northeast, for whom I've worked for over 5 years. I take extra hours as a I please with both jobs, and therefore make 2-3 times my base pay, which is only about 1200 per month, pretax. Since I am able to take on more time, within certain limits of course, I can work more to pay for extras such as vacation, without sacrificing paying my bills. I believe that I am a good candidate because of the aforementioned, and hope that you will view me as such. Thank you for your time, and I hope that I am approved.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,962.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 429363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
429363	$4,500	$4,500	7.40%	1.00%	August 20, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 429363. Member loan 429363 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,238 / month
Current employer:	County of Santa Barbara Alcohol, Drug and Mental Health Services	Debt-to-income ratio:	14.18%
Length of employment:	8 years 8 months	Location:	Carpinteria, CA

Home town:	Los Angeles
Current & past employers:	County of Santa Barbara Alcohol, Drug and Mental Health Services
Education:	University of California-San Diego (UCSD), University of Creation Spirituality - New College

This borrower member posted the following loan description, which has not been verified:

I have good credit and approximately $4,500 of credit card debt that I would like to pay off in a consolidated amount over a 36 month period. These obligations have been in place for a number of years and I have never missed a payment, but I feel that I am not making progress.

A credit bureau reported the following information about this borrower member on July 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,254.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the County of Santa Barbara? And, given the state budget crisis, how secure is your job there? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I have other debts including a car loan. My monthly expenses are approximately $2,250. I am a Human Resources Manager for the Alcohol Drug and Mental Health Department for Santa Barbara County. My position is secure although we may have another mandatory furlough implemented this year. I have a Deferred Comp Plan and a modest savings account. I am willing to verify my income.
Are you having your income verified by Lending Club? Thanks	I am willing to have my income verified.
I should restate my question. Having your income verified with Lending Club encourages lender confidence in your loan. I personally do not fund a loan anymore unless the borrowers income is verified. You have an excellent credit score and credit history. I would like to fund your loan but will not unless you have your income verified. Thanks	I thought I answered the question. Anyway, I am willing to have my income verified with Lending Club. Let me know if you have any other questions.

Member Payment Dependent Notes Series 430963

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430963	$5,000	$5,000	13.22%	1.00%	August 19, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430963. Member loan 430963 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Abbott Laboratories	Debt-to-income ratio:	9.37%
Length of employment:	1 year 6 months	Location:	Chicago, IL

Home town:	Philadelphia
Current & past employers:	Abbott Laboratories, Gelest, Inc
Education:	Pennsylvania State University-Main Campus, DePaul University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow money in order to finance a diamond engagement ring from a store that does not provide financing. I do not want to lend from a major banking corporation mainly due to the fact that they have raise interest rates because of the market and have made loans for someone like me difficult to get.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	16	Months Since Last Delinquency:	14
Revolving Credit Balance:	$2,481.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain and provide additional detail regarding the following items: -The 2 delinquencies in the past 2 years -Your monthly expenses (rent, gas, utilities, etc.)	The 2 delinquencies are both related to student loans I recieved for college. I moved to the Chicago area in January of 2008 and was unable to get a deferral on payments. It took me a 3 months to finally find a job so I was unable to make payments during that time resulting in a back-log of payments. Eventually that led to 2 delinquent accounts because of the way PA state student loans are set up. My rent is split with my girlfriend as is all utilities. All included we each pay about $600/mo on everything. I also pay my student loan of $240/mo.

Member Payment Dependent Notes Series 431155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
431155	$9,000	$9,000	8.94%	1.00%	August 20, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 431155. Member loan 431155 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Armstrong Medical	Debt-to-income ratio:	12.44%
Length of employment:	9 years 2 months	Location:	Arlington Heights, IL

Home town:	Evanston
Current & past employers:	Armstrong Medical, Hubbell Steel Corporation
Education:	Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

looking to pay down a visa credit card that has a high interest rate.

A credit bureau reported the following information about this borrower member on July 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,488.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $43,488.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Armstrong Medical? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	We do have a coupel years left on a car loan. the payments are $364 a month. I couldn't tell you off hand our monthly expenses but I am able to make all my minimum payments and some xtra to meet my monthly expenses. I'm just never going to get the credit cards paid down when some of them are at 17%. I do the accounting at Armstrong. We don't have a savings account, but I do have some retirement money that I don't want to dip into.
Can you provide some detail on your nearly $44k in revolving debt?	We basically have 4 credit cards. I'd like to start paying each of them off - starting with the 2 at 17% interest. By getting $9,000, I'll pay off most of one of those cards (all but $2,000). I can get the remaining $2,000 paid off in a coupel months and then start working on the next one.
Could you verify your income with LendingClub?	if it's required for the loan, I would be more than happy to provide that directly to them.

Member Payment Dependent Notes Series 432200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432200	$6,000	$6,000	8.59%	1.00%	August 21, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432200. Member loan 432200 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	INTERNAL REVENUE SERVICE	Debt-to-income ratio:	8.61%
Length of employment:	15 years 6 months	Location:	JACKSONVILLE, FL

Home town:	BRONX
Current & past employers:	INTERNAL REVENUE SERVICE, JC PENNEY, Gannett Co., Ross Stores
Education:	Peirce College

This borrower member posted the following loan description, which has not been verified:

I want to pay part of a debt acquired by both my spouse and I charged up with Capital One. I am currently not legally responsible for the debt but I am an authorized user. I have been employed by the same agency for over 15 years and have good credit history.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	68
Revolving Credit Balance:	$19,397.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please get your employment and/or income verified? Lending club can do this at request. That would be very useful information for potential lenders.	Type your answer here. Yes. I think that is part of the process I checked a box that indicated those items can be verified.

Member Payment Dependent Notes Series 432604

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432604	$7,500	$7,500	7.74%	1.00%	August 19, 2009	August 18, 2012	August 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432604. Member loan 432604 was requested on August 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,600 / month
Current employer:	Cambridge Capital Fund, LLC	Debt-to-income ratio:	3.08%
Length of employment:	1 year 5 months	Location:	Sandy, UT

Home town:	Tooele
Current & past employers:	Cambridge Capital Fund, LLC, Morgan Stanley
Education:	University of Phoenix, Westminster College-Salt Lake City

This borrower member posted the following loan description, which has not been verified:

I have owned the home since 1991 and lived in it until May of 2006. It is now a rental property and has been continually rented since then. There are a few things I would like to have done, ie, tiling and carpeting as well as exterior stucco. Thank you for your interest and consideration of this request.

A credit bureau reported the following information about this borrower member on August 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,147.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 432747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432747	$14,000	$14,000	16.00%	1.00%	August 19, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432747. Member loan 432747 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	BT Conferencing	Debt-to-income ratio:	16.32%
Length of employment:	2 years 2 months	Location:	NORRISTOWN, PA

Home town:
Current & past employers:	BT Conferencing
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

I'm applying for this loan to consolidate the rest of my credit card debt. I have recently married and buying a house is in the near future and this will help keep things in line and on track. I have always paid things down on time to try to maintain a good credit history. I tend to pay monthly payments twice a month. I don't have much debt right now and live with family with good income so this loan would not be a hardship for me.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,944.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please have your income verified by lending club? Also can you describe how you got in debt and provide some details on your occupation? Thank you.	Yes, I can verify my income with LendingClub. I got into some credit card debt from personal travels in the last two years. I'm a senior engineer for a global communications provider.

Member Payment Dependent Notes Series 432775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432775	$7,750	$7,750	13.16%	1.00%	August 19, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432775. Member loan 432775 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Dell Inc	Debt-to-income ratio:	17.54%
Length of employment:	4 years 2 months	Location:	Austin, TX

Home town:	Mejicanos
Current & past employers:	Dell Inc, Top Gun
Education:	Instituto nacional Nocturno Jose Damian Villacorta, Instituto Tecnologico Centroamericano, Instituto de ense??anzas tecnicas ENSETEC

This borrower member posted the following loan description, which has not been verified:

I need to pay credit card that are high in rates, so I can relieve some finantial pressure.

A credit bureau reported the following information about this borrower member on July 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	26
Revolving Credit Balance:	$4,034.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - This is a relisted loan. Could you please explain what the difference is between this listing and your previous listing? Why have you relisted? Regards; Art	Well, the only situation that happend was that I couldn??t verify my checking account on time, that was the reason why they took my off from the list.
I have interest in helping to fund your loan. Please answer the following questions: --How much is your rent plus utilities? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --Your credit report shows $4034 in revolving debt and the loan request is for $7000. Please give a breakdown of the debts you want to pay. --What were the circumstances that led to the delinquency 26 months ago (per your credit report)? Thanks!	Well, rent is about $750.00-$800.00, I have no saved money, cause I have to make cc monthly payments, and also, support all my family expenses, with that income that I have is pretty difficult to save. Talking about my revolving report, I have to say that, is pretty much more than that; that reflect just only 2 cc account, I have another one close to $3000.00 and Two more little ones that are in total close to $1000.00, I am borrowing just to pay the big ones, with high interest. About delinquency, there is no delinquency, if you see my report about that, you will see that in last 26 months, has 0 delinquencys and in amount for delinquencys you will see $0.00 dollar, cause there is no delinquency, this is just a format text to show all information that is available. Thanks for your cuestion!

Member Payment Dependent Notes Series 432778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432778	$20,000	$20,000	13.92%	1.00%	August 19, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432778. Member loan 432778 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	KAISER PERMANENTE	Debt-to-income ratio:	20.03%
Length of employment:	26 years 3 months	Location:	CASTRO VALLEY, CA

Home town:	San Jose
Current & past employers:	KAISER PERMANENTE, EXXON MOBIL CORP, MACY'S INC.
Education:	Evergreen Valley College

This borrower member posted the following loan description, which has not been verified:

Refinance 27% Credit Card loan and 32% CitiFinancial loan

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,584.00	Public Records On File:	0
Revolving Line Utilization:	54.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 432831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432831	$20,000	$20,000	16.00%	1.00%	August 25, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432831. Member loan 432831 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	LCG Corporation	Debt-to-income ratio:	15.90%
Length of employment:	2 years 2 months	Location:	Laguna Niguel, CA

Home town:	Kansas City
Current & past employers:	LCG Corporation, Natures Image
Education:	Pennsylvania State University-Penn State Beaver

This borrower member posted the following loan description, which has not been verified:

Established Landscaping Contractor needing operating capital for the next couple of months. We are a niche company that specializes in Native Habitat Restoration. We are growing, have approximate $120,000 in receivables. Most of our work occurs Fall through Winter unlike most Landscape companies, We have work lined up for this Fall. Our Website is www.lcgofcalifornia.com

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,018.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much business do you have booked between 9/1 and the end of the year? How does that compare vs 2008 and 2007?	slywabi, thanks for the question. We started in July of 2007 we did $127K, in 2008, we did $820K most of which occurred in the fall, this year we have done $925K, most of which occurred in the spring Many of our contracts have long term maintenance. Up to 5 years as per the Army Corp Engineers permit, so we have approximately 25K in Monthly maintenance. The next two months is prime bidding season for projects happening this Fall. We have a a 600K dollar project lined up starting in Sept. Verbal commitment at this time working on a signed contract, which may be the leader of a much, much larger project. I do not want to post all of the info here. If you need more info. e mail me at info@lcgofcalifornia.com. Thanks for your interest
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also, has the current downturn affected your business or the pipeline of new jobs? Thank you.	Lending Club sent me a form for a copy of my tax returns, I will contact them tomorrow as I think there is a fee. not sure on what they require. Yes, the downturn has affected our business and the pipeline of new work on the private sector side as some of our work is for large homebuilders, however there is a tremendous amount of work coming from the Federal Side at this time, some of which is stimulus money. We are positioned and know how to procure these types of contracts as we have done so in the past. We are also a certified small business that works for city, state, water districts, conservation districts, land trusts, etc. We are holding a I.O.U. from the State (8K) payable in Sept.
Any update on the income verification? There is only one day left on your loan. Thank you.	I called them for a few questions I had on their form, Filled it out and sent it in. (I had to leave a message, have not heard back)

Member Payment Dependent Notes Series 432854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432854	$20,000	$20,000	15.31%	1.00%	August 20, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432854. Member loan 432854 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Strategic Staffing Solutions	Debt-to-income ratio:	20.52%
Length of employment:	6 years 1 month	Location:	DETROIT, MI

Home town:	Detroit
Current & past employers:	Strategic Staffing Solutions
Education:	Walsh College of Accountancy and Business Administration, University of Michigan

This borrower member posted the following loan description, which has not been verified:

I am requesting a personal loan of $20,000 to consolidate credit card debt I incurred while earning my Bachelor????????s of Accountancy from Walsh College. Due to the state of the economy several years ago, I was using credit cards with 0% balance transfer offers and no fee to carry the debt. Moving the funds around as such is no longer quite as feasible. I would like to move away from having several different payments on multiple cards with fluctuating rates, due dates, etc. I am currently employed as a Corporate Disbursements Manager and have been with the same organization for six years. I am a good candidate to receive the loan because I always make good on my debts and as my credit history proves, I don????????t miss payments or default on outstanding debts. I am a very responsible person and this loan will help me to consolidate what is now several different payments, to one easy payment and provides a ???????fixed??????? date for me that I will be out of this debt. I thank you in advance for your consideration and can assure you that I will not be a disappointment.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	38
Revolving Credit Balance:	$21,881.00	Public Records On File:	0
Revolving Line Utilization:	21.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you currently carry health insurance? Will you please list your monthly expenses (including dollar figures. Do you intend to make any major purchases, ie. a home, a car, get married, in the next three years. Thanks	Hello ~ Yes: I have health insurance through my employer. Monthly expenses are as follows: Rent: $600/mo, vehicle loan payment: $424/mo, cable: $65/mo, Utilities: $75/mo, Groceries: approx: $300/mo, I do not have a cell phone bill ~ as I have a phone/blackberry plan that is with my employer. I do not have plans to make any type of large purchases in the next three years. My goal is to get out of debt in the next three years, not to incur any additional expenses/debt.
Can you please tell me about the deliquency that was listed 38 months ago? Thanks	I had a charge card with Fashion Bug that I opened to get a savings while shopping in store. When the bill came I wrote a check and forgot to send the payment out. The envelope sat in the visor of my car for almost 6 weeks. I have wrote letters to 3 the credit bureaus to have this minor item removed ~ I have yet to, unfortunately, receive any type of feedback from any of the three agencies.
In reading your loan description I could not understand the foreign symbols located between the word "bachelor" and "of accountancy". Can you elaborate on this? It is important information I should know? Tank you	Hello: I am not sure what this is. It appeared after I submitted my writing; it must be a technical glitch. I have rephrased the sections of the text in which these errors appear. i) ??????earning my Bachelor??????????????????s of Accountancy from Walsh College?????? should be ??????earning my Bachelor???s of Accountancy from Walsh College?????? ii) ??????proves, I don??????????????????t miss payments???.??? Should be ??????proves I don???t miss payments?????? iii) ??????provides a ????????????????fixed??????????????? date?????? Should read ??????provides a fixed date?????? I hope this helps. Thank you for taking my loan request into consideration.
Your response had many foreign symbols in your answer to the question on August 12th. I suspect this is making investors uncomfortable about funding your loan request.	I had typed into MS Word and cut and paste. I think this was the cause. I will keep this in mind for the future and thank you.

Member Payment Dependent Notes Series 432863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432863	$12,000	$12,000	13.57%	1.00%	August 19, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432863. Member loan 432863 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Diamond Fruit	Debt-to-income ratio:	23.72%
Length of employment:	5 years 7 months	Location:	The Dalles, OR

Home town:	Hood River
Current & past employers:	Diamond Fruit, Wells Fargo
Education:	Oregon State University, Western Oregon University

This borrower member posted the following loan description, which has not been verified:

The past year and a half has moved very fast. We bought a home in Feb 08 and within a year we got pregnant. I need to get some high intrest credit paid off for a few reasons I make good money and have been with the same company for about 6 years. My wife is an RN and will be taking some time away to be at home. We have 3 retirement accounts that would get us out of unsecured debt but we would certainly like to stay away from that option. I am looking forward to being debt free soon so my wife can take more time away from work. THANK YOU!!!

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	65
Revolving Credit Balance:	$28,843.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have interest in funding your loan. Please answer the following questions: --How much are the monthly pmts on the credit cards you are paying off with this loan? --Your revolving credit is listed as $28,843. Does that include your mortgages? How much of this is actual credit card debt? --Please indicate how much you have saved in liquid assets (bank accounts/investment accts) and the market value of any retirement/401k accounts. --How much is your mortgage payment, home equity loan payment (if applicable), property taxes, insurance, and any applicable home owner???s association fees? --Do you have any car loans or other installment debts? What are the payments? Thanks!	Thank you for your interest! 1) The monthly of the one I am paying off is $250 a month as well as another small one of $40. 2)This does not include my mortgage and the total payment in $1670 including tax and Ins. No other association fees. 3) Liquid assest are $4,600 right now, Retirement assets $19,000, $5800 and a pension with a liquid value of only about $3000 (60% vested) 4) All of the revolving credit is in Credit Cards. All of this loan will be going toward paying off the high rate CC. 5) My wife has a car loan with 2+ years to go $594/month. She makes 55k/year and will be paid with PTO and short-disability ins for 12 weeks when the baby is born. She will go back to work 30-40 hrs/week until we can afford to have her stay home more. Again thank you for your time! This will be a good investment for you.
Hello, Congratulations on the upcoming addition to your family. I would like to help but can you please answer the following questions to help me make my decision? - What are your monthly expenses with and without high interest credit card payments? - What do you expect your monthly expenses would be after the birth of your child? - What do you do for Diamond Fruit? - What did you do for Wells Fargo and hwo long did you work for Wells? - When do you expect that your wife will taking time off work?	1) Monthly budget with is about $4,400. I would free up about $600 without the CC debt. 2) I honestly don't know how much they will go up. I expect $200-300 a month but there are a lot of unknowns. I believe we are well prepared, at least furninshed well. 3) I am the Field Service Manager. QC and PR more or less. 4)Wells.... I was Licensed Banker about 6 years ago. 5) End of the year Hope this helps.
You are borrowing $12,000 with a monthly payment of $407.63 and using it to pay off two credit cards that have payments of $250.00 and $40.00. How does the LC loan help you?	This will help me a few ways. I have plenty of extra each month so I'm not looking at this as a way to free up extra money each month. I want it to be a lower rate so I can pay off more debt faster. My minimums payments don't do much for gaining on the debt I have been paying more than the minimum and making ground but this would reduce 3 year debt faster. Another thing it will do is transfer balances at a 0% rate. I will be able to make some great ground doing this. This loan will be a huge help for my family. I really appreciate everyone who has and will be adding to this loan. It will really help get tackle our debt quickly. Thank you for the question!

Member Payment Dependent Notes Series 432929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432929	$20,000	$20,000	17.04%	1.00%	August 20, 2009	August 19, 2012	August 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432929. Member loan 432929 was requested on August 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Accenture	Debt-to-income ratio:	12.65%
Length of employment:	1 year 8 months	Location:	Houston, TX

Home town:
Current & past employers:	Accenture, JPMorgan Chase & Co., Hewlett-Packard, Chevron Corp.
Education:	University of Houston, Houston Baptist University

This borrower member posted the following loan description, which has not been verified:

I am launching an apparel brand, starting with denim jeans with a unique design concept that was conceived in Sept 2007 that resulted in a design patent that was granted in April 2008. The potential application of this design concept is huge, and currently there is nothing like it in the marketplace. It enables the interchangeability (transform/morph) of different art, quotations, and graphic expressions on display. After the design patent was granted in 2008, I slowly and gradually worked on preparing to get the brand off the ground. This year, after sourcing materials and getting other resources in place, the 1st and 2nd prototypes are finally completed, with the 2nd improving by leaps and bound over the first. To date, I have invested over $10K of my own capital into this venture, not to mention countless hours of work, and I enjoy every minute of it. The loan will be used to take the venture into the next level by mostly funding the first production batch of denim jeans. This production batch will anchor the first of many distribution channel by way of the MorphBrand.com website (currently under construction), and major apparel trade shows in the spring of 2010. I am a good, reliable, and responsible candidate for the loan because I have excellent credit, low debt to credit ratio, and a stable and high income employment history in the still lucrative oil and gas industry in Houston Texas.

A credit bureau reported the following information about this borrower member on August 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,939.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you still plan on working at Accenture while you start this business?	Hi, thanks for your question. Yes, I will continue to be fully employed in my day job while I work on launching this brand. I have been working on this while fully employed for the last year and a half, and will continue doing so until income from the venture can make it feasible for me to quit my day job. Also, I wanted to add a few things here since I couldn't edit my loan description. My employment experience spans about 14 years mostly in Finance, Information Technology, and Oil & Gas Energy. Being in energy and living in Houston affords me the luxury of more employment opportunities than many others around the country, and for that I am grateful. I actually think that there is a mistake that LC shows my credit range in 679 - 713, as I just pulled my TransUnion score right after I applied here and it was 731. I've never had a late payment, and my debt are relatively low. I've just sent Lending Club all the verification documents they requested. I will be happy to answer any other questions you may have. Thank you!
*What do you do for Accenture? *Where were you before Accenture, what did you do there, and how long were you employed there? *Do you have investors in your brand? How much has been invested by other parties? *Who do your jeans target (what demographic) and do you hve a strategic plan/what type of stores will you be marketing your jeans to? *You mentioned that you have a patent -- can you provide the patent number? Good luck on your venture!!!	Hi, thanks for the questions. I'll try to answer them as best as I can. *What do you do for Accenture? Answer: I am a consultant for Accenture, and currently I am part of its largest North American project at one of its major clients, Shell Trading. The project involves implementing a new energy trading management platform (OpenLink Endur) that when completed, should be one of the most comprehensive and advanced in the world. *Where were you before Accenture, what did you do there, and how long were you employed there? Answer: Before Accenture, I was with a much smaller consulting company working a small (comparing to the Shell project) project at Chevron in their Global Aviation group. It involved Business Process Re-engineering whereas we gathered and analyzed their business processes at the time and transformed them into more efficient processes that resulted in millions in more profitability. I also did a lot of their financial models for each client. I was there for 1yr 3mos. *Do you have investors in your brand? How much has been invested by other parties? Answer: Currently I am my own investors and I've invested well over 10K of my own capital. I have not seek outside investors because this is not the time for that, yet, if ever. I also do not want to give up significant equity to an outside investor in this juncture, as it would certainly be requested. I am confident that I can fund this venture initially with my own capital and this loan request. *Who do your jeans target (what demographic) and do you hve a strategic plan/what type of stores will you be marketing your jeans to? Answer: My target demographic is the 16 - 38 age group, fashion forward thinking, hip, and those of the generation that is comfortable with Social Media and self expression. E.g. MMA, X-Games, and the facebook generation. Strategic plans and distribution channel includes my brand's flashy website, Buckle stores, MetroPark stores, major department stores, and specialty boutiques. These retailers will be marketed via trade shows that I will attend. *You mentioned that you have a patent -- can you provide the patent number? Answer: When I filed for the patent, I used my own name and I have not had the opportunity to transfer it to my LLC. So there is this small issue of security as the patent will reveal my real name and with the amount of personal credit information I've got here, I am not too sure about it. I am trying to find a way I can do that efficiently, and if necessary I can have Lending Club confirm my patent claim if they can do so. If that is a hurdle for some of the investors here, then I will contact LC to see how to go about doing that. Thanks for reading my answers and please don't hesitate to ask if you have more questions.
what is your brand's website address?	Hi Richard, I just uploaded the first flash intro page to the official website. It also has a company preview page. It still has some kinks to work out but it should get better and better. The entire site is still under development. Thanks for the interest and please check back often. http://www.morphbrand.com/

Member Payment Dependent Notes Series 432956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
432956	$20,000	$20,000	12.87%	1.00%	August 20, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 432956. Member loan 432956 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	MCC Capital LLC	Debt-to-income ratio:	23.40%
Length of employment:	4 years 7 months	Location:	Los Angeles, CA

Home town:	Los Angeles
Current & past employers:	MCC Capital LLC
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I would like to get a loan to simply refinance my credit card debt to a better rate. I am a very responsible person with an excellent credit history. My credit score is around 730. I have never defaulted on any type of debt in my entire life. I won't have any problem making regular payments because I have a stable income. I simply want to save money by paying lower interest payments.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$122,620.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at MCC Capital? Also, why does your credit report show you have a revolving balance of $122,620. Can you break this down into debts and interest rate of that debt? Thanks	I am a managing member of the company, and also perform accounting manager duties. Revolving Balance detail: Home Equity Line (used towards purchase of home): $42,000 (4.49%) AMEX Credit Card: $44,000 (9.99%) Mastercard Credit Card: $36,000 (currently 6.5%, but will be bumped up to 19.99% in September) The credit card debts of $80,000 was used towards mixture of capital contribution to MCC & collaterialized CD account for financing facility that MCC has with local community bank.
Lendingclub reports your Revolving Line Utilization 0.00%. Usually that means you aren't using any of your credit lines. If so, why are you asking for 20K in a loan? is there a credit card that isn't showing up on this report? Thank you.	Frankly, I have no idea why it comes up as 0%. I do not have any other credit card debt other than shown in the answer to the previous question.
I am assuming you are using this loan to pay off the "MasterCard Credit Card: $36,000 (currently 6.5%, but will be bumped up to 19.99% in September)" being that it is the only one that has a higher interest rate than the loan you are applying for?	Yes.

Member Payment Dependent Notes Series 433080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433080	$10,800	$10,800	13.57%	1.00%	August 21, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433080. Member loan 433080 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Garden State Fuels Inc.	Debt-to-income ratio:	19.85%
Length of employment:	2 years 5 months	Location:	Linwood, NJ

Home town:	Linwood
Current & past employers:	Garden State Fuels Inc., David I. Kalter D.M.D.,P.C.
Education:	Embry Riddle Aeronautical University at Daytona Beach, Flight Safety International, Atlantic Cape Community College

This borrower member posted the following loan description, which has not been verified:

I am a commercial pilot with a B.S. in Aeronautics but I have been struggling to find a job flying for an airline ever since I graduated. So now I live at home, work full time, and I'm currently going to community college part time with hopes of getting into dental school next year. I am 26 years old and consider myself to be a very mature and responsible individual. I incurred about $20,000 in credit card debt my last few years of college because I was a full time student with a part time job and my income didn't quite cover all of my living expenses. I also had to put my last semester's tuition on a credit card. I make enough money to pay all of my bills every month and have a little left over. Unfortunately I am unable to put more then the minimum payment on my credit cards so I'm paying a ton of money in interest and very little towards the principle. I believe that if I can obtain a loan for $20,000 to pay off all of my credit cards with, I will be able to pay that loan off in about 24 months instead of 24 years at the rate I'm going with the minimum payments. My last credit report had a credit score of 717 on it so my credit rating is pretty good. Thank you for your time and I greatly appreciate any help.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,207.00	Public Records On File:	0
Revolving Line Utilization:	70.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you say you needed a loan of $20k, why request $10k? Do you expect to incure any more loans in dental school? How will you handle the tuition cost of dental school? What is your current position at Garden State Fuels?	Lending Club will only give me a loan for $10,800. The $20,000 loan I requested would be ideal for me but unfortunately they won't give me one. I am still currently finishing my pre-reqs for dental school and expect to have this loan paid off before I apply to dental school and for student loans. I am a manager for Garden State Fuels.

Member Payment Dependent Notes Series 433128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433128	$10,000	$10,000	8.59%	1.00%	August 20, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433128. Member loan 433128 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Water and Wine Ristorante	Debt-to-income ratio:	4.71%
Length of employment:	2 years	Location:	MONMOUTH BEACH, NJ

Home town:
Current & past employers:	Water and Wine Ristorante
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Dear Lenders: This loan represents an opportunity for me to retain some financial security while working and attending school. The option to spread the costs of my Rutgers University tuition and related expenses over time will allow me to comfortably pay rent, eat, work, and go to class without having to zero my bank account in the process. Please consider investing with me. I have an excellent credit history, and this represents a great opportunity for me to finish my education with less stress and a bright future. This loan will allow me to invest in myself while maintaining a secure financial position. Thank you for your time and consideration. Sincerely, Ashley DeBrino

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$229.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How many more years of school do you have? What is your major? Will you be changing jobs after graduation?	Hello violet-grower. I am a psychology major and this is my final semester of school. After graduation I will be looking at career jobs with more regular hours, but I wouldn't leave my current job without having secured another first. Thanks for your question, and I hope I have answered it well. Please feel free to ask any other questions you may have.

Member Payment Dependent Notes Series 433141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433141	$12,000	$12,000	13.57%	1.00%	August 19, 2009	August 20, 2012	August 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433141. Member loan 433141 was requested on August 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Great Southern Bank	Debt-to-income ratio:	15.48%
Length of employment:	3 years	Location:	Camdenton, MO

Home town:
Current & past employers:	Great Southern Bank
Education:	University of Missouri-Columbia

This borrower member posted the following loan description, which has not been verified:

I am a bank manager of multiple retail bank locations. I have been on the job for 3 years with healthy income and would like to clean up high rate credit card debt. I don't really want to approach bank I work for as I like to keep my personal finances somewhat private. Repayment will not be difficult my DTI is very low.

A credit bureau reported the following information about this borrower member on August 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	44
Revolving Credit Balance:	$8,718.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could an you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $8,718.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Would you be willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Sure I would be happy to provide you with anything you might need. I have a Bank of America card with a balance of $5150 on it, a Chase card with $2600 on it and a Citi card with $3600 on it. That would be what was included in the consolidation. I have a car loan of $215/month and a student loan of $189/month (which were included in my DTI on the credit bureau totaling 15%, both loans report to bureaus). Other than that I have rent of $450/month and insurance of $70/month. Throw in roughly $200/month in living expenses (food, etc) and that is it. With all of that (including lending club loan) it would put my total DTI including living expenses around 35%. I do have $5k in a 401k and $2500 in a savings account. I would be more than happy to verify any piece of information for lending club. I will contact them now.
Can you explain the delinquency from 44 months ago? Thanks.	Sure. It was a hospital bill that has been paid. It took a while for insurance to settle and my insurance company advised me not to pay until it was settled, so it went to collections technically before it was paid.

Member Payment Dependent Notes Series 433202

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433202	$20,000	$20,000	14.96%	1.00%	August 21, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433202. Member loan 433202 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Wingate at South Hadley	Debt-to-income ratio:	14.48%
Length of employment:	1 year 9 months	Location:	Longmeadow, MA

Home town:	Holyoke
Current & past employers:	Wingate at South Hadley, Healthbridge management
Education:	College of Our Lady of the Elms, Springfield College, Western New England College

This borrower member posted the following loan description, which has not been verified:

I have a credit score of 773 and 15 years of healthcare experience. I am opening a Home Healthcare business and will continue to work full time at my current job as a nursing home administrator. The home care business will provide home health aide, licensed nurses, rehab professionals and social work in the home environment. The home care agency will be fully licensed, insured and bonded.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,076.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please have your income verified by lending club? (I think they require W2 or paystub copies). Also can you describe the business a bit more? What franchise is it? Are you going to use the cash to hire people or pay a franchise fee? Thank you.	Yes. I can provide w-2 and paystubs to confirm my income. The franchise will be @home Healthcare. I will provide companionship, home health aides, nurses, physical therapist, occupational therapy and social work to seniors. I will provide temporary staffing to skilled nursing facilities and hospitals. The business will be licensed, insured and bonded. The business has a very detailed marketing plan and business plan. I plan to utilize the funds for the initial start up costs and marketing. Marketing will consist of postcard mailing, wrap around a car, newspaper ads, interstate 91 billboard and door to door marketing to local doctors, healthcare institutions, and many contacts that I have made over the years through my healthcare profession. The services will be paid for by the clients through private pay funds. Eventually the business will be medicare certified. The franchise has amazing software and technology. The services will be provided in seniors homes, assisted livings and rest homes.
Any update on the income verification? Thank you.	I just revceived an email on Tuesday requesting w-2's, 2 years taxes etc. I will be faxing this afternoon or Thursday morning.
You said that you'll continue to work full time. I'm just wondering how you will have time to do both. Will you be reducing your hours at your current job?	I will be running the business from my work office and home office. The business will be run through a top of the line software that is web based. I will be able to run the business from any location. I have flexibility in my job to do marketing and appointments as needed.
Hi ncgg776~ Can you please give us an idea regarding: 1) Your total monthly expenses (utilities, rent/mortgage, car, insurance, etc...) 2) Do you have any kind of emergency or savings account and how much? 3) What's your back-up plan if, Heaven forbid, your business is not successful? 4) What your anticipated length of time you will pay on this loan or do you plan on paying it off early (i.e. less than 12 months)? Thanks	My current home mortgage is $1142.00. Utilities are $300.00 per month. Car and insurance $450 per month. These are currently expenses that my husband and I maintain together. There will be no rent or office expense. The business will be run from home. The workers comp per year will be $4855.00 per year. Liability will be $2025.00 per year. Total first year annual salaries for employees will be $159,000. Marketing budget is ranging from $1500 to $5000 per month based on a detailed marketing plan. To meet my monthly expenses for the business I have to have a total of 120 hours per week of clients to make expenses. This is between 4-8 clients based on how many hours they purchase. Obtaining 4 to 8 clients will not be difficult due to my healthcare background and connections. I will be paying off loan hopefully with in 2.5 years. That is what i have planned for in my financials. I have a savings account that will provide me with the ability to maintain expenses. I have a high income job that will assist in starting the business.

Member Payment Dependent Notes Series 433213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433213	$20,000	$20,000	13.92%	1.00%	August 21, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433213. Member loan 433213 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Xceed Financial FCU	Debt-to-income ratio:	7.95%
Length of employment:	1 year 5 months	Location:	Los Angeles, CA

Home town:	Inglewood
Current & past employers:	Xceed Financial FCU, WMC Mortgage Corp
Education:	West Los Angeles College

This borrower member posted the following loan description, which has not been verified:

Would like to consoldate credit card debt.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	78
Revolving Credit Balance:	$18,367.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your credit debt and how many do you have? What are you monthly expensives?	Credit card debt is $26,908.98, 5 credit cards & $700.00 monthly.
Do you have a savings account for emergency funds? Are you very comfortable more than doubling your current monthly expenses?	Yes, I have a saving account for emergency. Also I have a part time job. Plus my monthly expenses would reduce because the credit cards would be paid off.

Member Payment Dependent Notes Series 433245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433245	$10,500	$10,500	13.92%	1.00%	August 21, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433245. Member loan 433245 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,875 / month
Current employer:	Legacy Health Systems	Debt-to-income ratio:	22.21%
Length of employment:	2 years 1 month	Location:	GRESHAM, OR

Home town:	Portland
Current & past employers:	Legacy Health Systems, Fight Craftsman Inc.
Education:	Portland State University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to transfer the location of my current gym to another facility. I currently run a gym that offers boxing, mixed martial arts, and personal training. Presently the gym is located in an industrial park, and is inconvenient to our 131 members, due to the lack of parking. The goal of the gym is to grow and be a more accessible location. There is a need for more equipment to accommodate the members. The current location is approximately 3,000 square feet, while the new location is roughly 5,000 square feet. At times members are forced to exercise close together. Extra space will allow the addition of new equipment and there will be ample room for the members to work out. With the growth of membership space in the facility is scarce. The current location of the gym is simply a loading bay. There is no air ventilation, and the gym gets rather hot and humid. The new location will be beneficial because it has a ventilation system that would create a better comfort level to the members of the gym. Without proper ventilation we run the risk of people having heat related illnesses. Overall the move to this new facility I will be able to better manage the everyday operations of the gym while providing a more comfortable environment for the members to work out. The new location will also provide an enhanced location that is easier to access for members. There will be more space for new equipment, ample space for all of the activities happening daily. I???m an excellent candidate for this loan because I manage my finances responsibly and maintain my credit by paying all of my bills on time. I have a long history of paying car payments and credit card bills on time. With a new location I will be able to acquire more profit for the gym which will be greatly beneficial towards paying the balance of this loan. The payment plan associated with this loan will fit well within my budget. Even if the forecasted growth of the gym was not as projected within the allotted timeline, payment of the loan would not be a hardship. This being said, I appreciate the opportunity of being considered for this loan to further grow my business.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,551.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please have lendingclub verify your income? Thank you.	Yes I can have LendingClub verify my income, all of the income is verifiable.
Have you contacted Lendingclub to ask them to verify the income? I think they need to check your w2 or paystubs. Thank you.	Leadingclub has contacted me to verify my income and W-2's. They should have the verification completed by Monday.

Member Payment Dependent Notes Series 433290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433290	$14,000	$14,000	14.26%	1.00%	August 21, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433290. Member loan 433290 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	CGI	Debt-to-income ratio:	20.04%
Length of employment:	4 years 1 month	Location:	West Melbourne, FL

Home town:
Current & past employers:	CGI
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I'm currently employeed and have a very secure job making 110k yearly. Two members of my family unfortunately lost their jobs and also had medical problems which I stepped up and helped, but I got a little steep in debt the last 6 months. Looking to help pay that in a lower rate.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	81
Revolving Credit Balance:	$48,306.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 433320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433320	$15,250	$15,250	15.31%	1.00%	August 20, 2009	August 21, 2012	August 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433320. Member loan 433320 was requested on August 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Mytek Network Solutions	Debt-to-income ratio:	19.72%
Length of employment:	3 years 6 months	Location:	Phoenix, AZ

Home town:	Dayton
Current & past employers:	Mytek Network Solutions
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Our business is growing but access to capital is shrinking. American Express continues to shrink our line of credit and we need the working capital to grow our business. We perform fairly sophisticated computer hardware and software projects and purchase/front the required components as part of the project for the customer. The float is about 6 to 8 weeks. We need the additional capital to ease our cash flow. I borrowed $25K from LendingClub investors last year and paid that off early. We have been in business since spring of 2006 and continue to grow despite the external economic factors.

A credit bureau reported the following information about this borrower member on August 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	49
Revolving Credit Balance:	$6,563.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe your monthly expenses. Thank you.	Lending Club just sent the request at 4:10pm AZ time today - so I am sending them all of the due diligence tonight. Monthly expenses - AZ Home Mortgage $1700, OH Home Mortgage $2300 (currently being leased for $2K/mo leaving $300), Car 1 $900, Car 2 $450, Credit Cards paid off monthly (I use a fairly significant amount of personal credit cards for the business as we buy and resale hardware and software as part of our service), Gas/Electric $700, Insurance $300, Food, Gasoline, Clothing round out the expenses.

Member Payment Dependent Notes Series 433364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433364	$12,500	$12,500	8.59%	1.00%	August 25, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433364. Member loan 433364 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,333 / month
Current employer:	CBIZ-MMP Inc	Debt-to-income ratio:	5.87%
Length of employment:	11 years 2 months	Location:	BIRMINGHAM, AL

Home town:	Montgomery
Current & past employers:	CBIZ-MMP Inc
Education:	The University of Alabama

This borrower member posted the following loan description, which has not been verified:

I got married last November and paid for the entire wedding. My wife quit her teaching job to prepare for the wedding and the economy turned. She couldn't get a job for this year. She is currently unemployed, but actively seeking employment in other industries. I have a disabled mother-in-law who I help financially. Over the past few months, we have had a string of unexpected expenses. I have a 6 figure job and a great credit rating. I'm looking for a bridge loan to get me through the next several months until a year end bonus. I need a personal loan with no early payment penalty. I'm shopping around my options to see the best loan. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,068.00	Public Records On File:	0
Revolving Line Utilization:	16.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you verify your income with lending club? Pls contact them to find out how. Thanks!	Gross 136,000 a year base pay not including a potential annual bonus
I suggest you contact Lending Club and have your income verified. This will encourage lender confidence in your loan.	Willing to verify income with tax returns and copies of recent paychecks
You have a very good credit score and I'm interested in investing, but have a few questions: *Can you verify your income? *Why do you have 3 inquiries in the last 6 months? *What do you do for your company? *What was your bonus last year? *Do you plan on paying back the loan after you get your bonus? *When do you normally receive your bonus -- in December or in the next calendar year (and, if so, which month)? Thanks.	Gross is 136,000 (can verify with previous tax returns and recent copies of paychecks) plus annual bonus calculated at year end paid April 1st. Eligible bonus amount is 30% of base. Last year 12,750. Century Business Services is the company. I will have to access my situation in April. I will plan on paying some if not all the loan back that is why I want a loan with no prepay penalty. Not sure about inquires.

Member Payment Dependent Notes Series 433448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433448	$20,000	$20,000	13.22%	1.00%	August 20, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433448. Member loan 433448 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Michael Stars	Debt-to-income ratio:	18.03%
Length of employment:	10 years	Location:	REDONDO BEACH, CA

Home town:	Torrance
Current & past employers:	Michael Stars, World Linen
Education:	Los Angeles Trade Technical College

This borrower member posted the following loan description, which has not been verified:

I am interested in applying for a personal loan to consolidate my current debt. I am fully employed and have been at my current company for 10 years. I have excellent credit and am timely in monthly payments. The APR with my current credit card company is so high my monthly payments are ineffective. Thanks for your review! Liz Lane

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,422.00	Public Records On File:	0
Revolving Line Utilization:	95.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi Liz, You have excellent credit track record. I am interested funding up to $1,000 of your requested $20,000 personal loan to consolidate credit card debts at lower interest rate but have some issues in need of clarification. 1. Briefly describe you current position and job duties with Michael Star and provide a thumbnail sketch of employers main line of business. 2. What are your total monthly living expenses (rent, utilities, car, insurance etc.)? 3. What are respective APR's of current $32K revolving credit lines 4 credit cards? Good luck with your loan.	Hi Thanks for your interest; I am looking for individuals to pick up the entire or at least half the amount of my loan request. Regarding your questions, I am the Corporate Sales Manager at an apparel company. My cost of living expense totals about 3.5k monthly. The average APR seems to be at about 15-19%.
Can you break down the $32,422.00 revolving credit balance by type of loan and interest rate? What type of company is Michael Stars and what do you do? Will you be verifying your income?	hi thanks for your interest, the credit balance is on my credit card @ 26%, this is the card I am looking to pay off. Michael Stars is an apparel manufacturer that was founded in 1986.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	hi I Submitted this information yesterday. Thanks! Liz
Can you please explain why you have a revolving credit balance of over $32K?	hi Its the credit balance on the credit card I am trying to pay off. Thanks! Liz
Thanks for the quick reply. I understand that you are using this loan to pay off your credit card. My question is how did you acquire this much revolving debt on your credit card? What have you purchased to run up this 32K balance?	my total available credit on the card is 50k - I have 17k used and 32k open available credit. I have not used the balance. Thanks Liz
I think what Joe is asking is why is it at 32K. what big ticket items have you purchased or were they smaller items that you kept purchasing, but only paying the minimum. I understand some of these questions might seem insulting to you, but they give us an overall picture of how you spend your money and whether or not we want to risk our money. Goodluck with the loan - Gramps	hi im not insulted by any inquiry, Im not sure If I understand the question - ive purchased varying amounts on my cc over a number of years and have been able to pay more then the minimum each month. I am currently divorced so my cash flow situation has changed from previous years and become more challenging. The 32k is the balance of my open credit. Does this answer the question? Thanks Liz

Member Payment Dependent Notes Series 433469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433469	$18,500	$18,500	12.87%	1.00%	August 24, 2009	August 22, 2012	August 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433469. Member loan 433469 was requested on August 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,083 / month
Current employer:	Lennar Corp.	Debt-to-income ratio:	1.62%
Length of employment:	3 years 2 months	Location:	Laguna Niguel, CA

Home town:	Grand Rapids
Current & past employers:	Lennar Corp., Beazer Homes USA, Siemens Dematic
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

Solid overall debt to income ratio of ~20%. Loan amount reflects 100% debt balance pending recently scheduled payments Looking to consolidate in order reduce interest rate and set goal date/term for which to be debt free.

A credit bureau reported the following information about this borrower member on August 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	41
Revolving Credit Balance:	$25,063.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses?	Excluding debt ~$4K
In what capacity do you work at Lennar?	Division level executive, finance/investment management
Can you verify your income with Lending club? Where are your monthly expenses coming from?	Bulk of monthly expense is related to housing (~$2.5K) and transportation (~$800). I believe my income is verified as there is an * next to this item on my loan profile. I have had a call with LC representative, other than that I don't know how to accomodate your request.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $25,063.) Do you have any other outstanding debts, like a car loan or student loans? Has the continuing housing crisis affected your company and your job? Do you have a savings account or any other kind of emergency fund?	The credit history is not current for recent payments, this will pay off all credit card debt. I have a leased car that is part of my monthly expenses. No other debt. The housing crisis has affected my company, however in my geography it appears we have seen bottom and there are signs the market is actually rebounding. As for my position, I have survived multiple headcount reductions and through the process have actually been promoted and continued to take on more responsibility. I feel as secure in my position as one can reasonably feel considering the overall market environment. I do have a savings account and could have used it to payoff a substantial portion of this debt but feel the liquidity in the current environment is more important than reducing my debt outright.

Member Payment Dependent Notes Series 433581

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433581	$12,300	$12,300	12.53%	1.00%	August 20, 2009	August 23, 2012	August 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433581. Member loan 433581 was requested on August 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,600 / month
Current employer:	Border International Trucks	Debt-to-income ratio:	22.12%
Length of employment:	1 year 5 months	Location:	El Paso, TX

Home town:	El Paso
Current & past employers:	Border International Trucks, Limited Brands Inc., Sears Holdings Corporation
Education:	Western Technical College

This borrower member posted the following loan description, which has not been verified:

The loan being applied for is to consolidate all my credit cards and become debt free. Upon being approved I would close all the credit cards with the exception of one (the lowest credit limit, $600) due to it being a necessiity to reserve services such as a hotel room or rent a car. I've always made my payments on time and my credit is still in good standing. I want to consolidate my credit cards because I feel its beginning to get out of control and I would rather be proactive before my credit goes bad. Ive racked up some debt recently due to my car breaking down several times now. One of my dogs also aquired a severe infection in his ears leadings to costly visits and an operation coming up shortly. The credit cards' APR is rather high and if I could, I would greatly appreciate the opportunity to consolidate and receive a lower interest so I can finally get rid of the credit cards. Thank you for your time.

A credit bureau reported the following information about this borrower member on August 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,537.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am puzzled; why do you have only a modest credit score with what looks like a darn good credit record? Good luck with your loan. tomb	If im not mistaken, when credit cards have charges close to the credit limit or at the credit limit it affects your credit score. Hence, my credit score is not too high. I maintain payments to date though. APR's are killing me though.

Member Payment Dependent Notes Series 433598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433598	$1,000	$1,000	14.96%	1.00%	August 24, 2009	August 23, 2012	August 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433598. Member loan 433598 was requested on August 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Yamato Restaurant	Debt-to-income ratio:	18.26%
Length of employment:	1 year 9 months	Location:	Ventura, CA

Home town:
Current & past employers:	Yamato Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

This money is being used to pay for car regristration, smog check and minor repairs.

A credit bureau reported the following information about this borrower member on August 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,150.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good luck in getting fully funded. My question is do you see yourself having any difficulty coming up with $35 in case you lose your job?	I am confident tha i can pay $35 in case i loose my job

Member Payment Dependent Notes Series 433667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433667	$20,000	$20,000	13.22%	1.00%	August 24, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433667. Member loan 433667 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	16.63%
Length of employment:	9 years 6 months	Location:	Colorado Springs, CO

Home town:	Colorado Springs
Current & past employers:	Lockheed Martin Corp., Arrowhead Space and Telecomunications, Broadmoor Hotel, United States Army, United States Army National Guard
Education:	Colorado Technical University

This borrower member posted the following loan description, which has not been verified:

I have recently undergone a divorce and have taken over all of the debt obtained throughout the course of my marriage. This is in an effort to ensure that the debt is taken care of. I would like to consolidate all of my debt to ease the manageability of paying everything off. It is my goal to become 100% liquid and eliminate all debt. Your help in this endeavor is greatly appreciated.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,299.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current monthly expenses?	Right now I have your normal Utilities, Mortgage Payment and Credit card payments. It is the credit card payments that I am consolidating. I have no car payments as my vehicles are paid off. Not sure if this is what you are looking for but I hope I have answered your question. Thank you and have a good day.
Please give details of your monthly expenses. What do you do for Lockheed?	Mortgage: $1300 Utilities:$259 Credit Cards: $983 (Being Consolidated) I am an SR. Enterprise Systems Administrator supporting multiple Government Contracts.
sorry to hear about your divorce. If I may ask and sorry if it's a sore subject but are you required to pay any child support or alimony? Just want to make sure that we have all of the expenses, thanks and best of luck to you. You will move on with your life.	I am not required to pay any child support or alimony. Thank you and have a wonderful day.

Member Payment Dependent Notes Series 433725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433725	$20,000	$20,000	11.83%	1.00%	August 20, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433725. Member loan 433725 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	W.G.CARR CO	Debt-to-income ratio:	21.48%
Length of employment:	5 years	Location:	STERLING, VA

Home town:	AL KOURA - BSARMA
Current & past employers:	W.G.CARR CO, Chevy Chase Bank, Target
Education:	Marymount University, Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

To Whom It May Concerns: The reason for the loan is to pay off a credit card for $7,500 with a 25% Interest Rate and apply the rest of the $12,500 towards another credit card with a 16% interest. A year and a half ago, I decided to help out my father and pay off his credit card debts. So, I transferred about $20,000 onto my credit card that had a 0% interest for about a year, then the interest went up to 13%, then 25%. I have never been late on any of my payments. Never! I have always made more than the minimum. My history in the credit report should tell all. I am absolutely reliable without a shadow of doubt. To show you a glimpse of my how responsible I am. Not only am I helping my father be out of debt, I also am attending Marymount University full-time, enrolled in their MBA program with a 3.86 GPA. In addition, I hold a full time job. I will be able to make $1000/month easily without any trouble. Most likely, I will be making a $1,500/month until the balance is paid in full. Thank you, Toni Ghazi

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,556.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and ask them to verify your income. That will give lenders confidence to invest in your loan.	Sure! I will do so. I thought that I checked the box during the application process that gives them permission to check my income. I have copies of W-2 or IRS tax returns if they would like.
What is your citizenship status? Visa, GC/Perm or Citizen?	I am a US Citizen.

Member Payment Dependent Notes Series 433767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433767	$20,000	$20,000	11.83%	1.00%	August 19, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433767. Member loan 433767 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Jabil	Debt-to-income ratio:	14.55%
Length of employment:	1 year 11 months	Location:	Brandon, FL

Home town:	Brook
Current & past employers:	Jabil
Education:	University of South Florida, MBA, Saint Mary's College, BA

This borrower member posted the following loan description, which has not been verified:

Hello everyone, I am 35 years old, married, with a new son. My husband and I have combined annual salaries of $170K, excluding bonus and commission potential which is also significant. I (we) incurred significant credit card debt when planning our wedding in early 2007 and then from helping my mother through difficult times. Though that debt was incurred at less-than-ideal interest rates and I received countless offers to consolidate, I didn't do so because I felt obligated to pay it at the agreed upon rate (i.e., the lenders lent me the money expecting a 20% return, I knew that at the time of the loan, therefore in good faith I should leave it at that rate rather than try to lower my interest rate. Since that time, I have faithfully made payments above the minimums and have reduced the original debt. Unfortunately, given the current credit crisis, every time I make a payment, the lenders are now reducing my overall limit. SO, while it looks like I'm using 90% of my available credit, using pre-reduction credit limits, I would be at 67%. Still not ideal, but clearly moving in the right direction. I understand the credit card companies' desire to reduce their risk in the current environment, but I have demonstrated that I am not a risky investment. I have been nothing but highly profitable for them. With or without your help, I intend to be debt free (minus student loans) by the end of 2010. With your help, I will be able to get there faster. Please consider this investment. I will not disappoint you.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,839.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a good credit score and earn a pretty good income. May I ask what do you do at Jabil, and do you think you'll be at risk of any future down sizing? With a Mortgage payment, will you have any trouble paying Lending Club?	I work in a lean Corporate department that should not be at risk of future downsizing. Our annual income is higher than our total mortgage - my husband currently pays it, while I pay utilities. As a side note, we have faced difficult times in the past while carrying significant debt - no debts went unpaid. Thank you for your inquiry.
Hello - I would like to help fund your loan and have the following question in this regard Your request is for $20,000 and you have a little over $24,0000 revolving credit balance per your credit profile. Does all of the intended loan amount go towards this outstanding credit balance? How would the remainder of the outstanding credit balance be paid off?	For some reason, I was unable to select the $25K loan amount when choosing an option. Nevertheless, the payment for this loan is about $300 less per month than the credit card payments I was making. That additional money will go towards that remainder. In addition, I will receive two bonuses between now and the end of the year that I intend to use to eliminate that remaining balance. Thank you for your inquiry.

Member Payment Dependent Notes Series 433777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433777	$8,000	$8,000	13.57%	1.00%	August 21, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433777. Member loan 433777 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Comsys	Debt-to-income ratio:	14.28%
Length of employment:	3 months	Location:	San Antonio, TX

Home town:	Mobile
Current & past employers:	Comsys, GMAC, Robert Half International
Education:	Auburn University Main Campus, The University of West Florida

This borrower member posted the following loan description, which has not been verified:

Current $8,200 balance on 23.9% credit card. I would like to pay down and borrow to pay it off at a lower rate. Thank you.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	68
Revolving Credit Balance:	$8,180.00	Public Records On File:	0
Revolving Line Utilization:	88.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would be happy to invest in your loan if you can verify your employment and income. thanks!	I will be glad to send you a copy of my last pay statement. What is your email address?
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Comsys? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	As stated on my loan summary page: Gross Income $6,000 / month Debt-to-Income (DTI) 14.28% I have requested that Lending Club verify my employment and income. Thanks!
Can you give a short description of the type of work you perform at Comsys?	I am a Cisco WAN engineer, that is primarily responsible for configuring, monitoring and troubleshooting connectivity between remote offices.
Can you explain delinquency 68 months ago that shows on your record?	The delinquency was for a cell phone bill that was not forwarded to my new address when I moved in November 2003. I contacted the carrier and paid my balance and late fees once I started receiving the bill at the correct address.

Member Payment Dependent Notes Series 433822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433822	$15,000	$15,000	11.83%	1.00%	August 19, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433822. Member loan 433822 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	Self-Employed	Debt-to-income ratio:	13.04%
Length of employment:	5 years	Location:	Tucson, AZ

Home town:	Marathon
Current & past employers:	Self-Employed
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay down a Credit Card balance which increased dramaitcally. The balance is at $10K and will be used to payoff this balance. My financial situation: I am employed with the same employer since 2003, own my own car outright, and have a roomate which brings in rental income.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,566.00	Public Records On File:	0
Revolving Line Utilization:	43.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I think you mean roommate shares the rent. I am not sure why you would call that rental income. Do you own or rent? Also loan description says you want to pay down 10k but you are asking for 15k and the Revolving Credit Balance is $16,566.00. Please clarify.	I sublet a portion of the house, so it is technically rental income as per IRS. The tenant just moved in this month and has committed to one year. I did have a typo on the $10K. I originally was going to only apply for $10K, but felt including another $5K on a second card made more sense. I just forgot to make the change in the loan description section. I also made an $1800.00 payment on the $165600 which brings the balance just under $15K.
Also clarify you say you are "self employed" and then you are also saying "I am employed with the same employer since 2003"	Sorry for the confusion..... Due to tax reporting changes, I recently changed my status to self-employed in order to take advantage of certain tax breaks. So, until recently, I was an employee and have been "employed since 2003.
What specifically is your self employed business?	Administrative Assistant for several clients.

Member Payment Dependent Notes Series 433869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433869	$20,000	$20,000	14.61%	1.00%	August 25, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433869. Member loan 433869 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Total Marine Solutions	Debt-to-income ratio:	14.19%
Length of employment:	7 years 11 months	Location:	Pembroke Pines, FL

Home town:	Weehawken
Current & past employers:	Total Marine Solutions, Unitor Ships Service
Education:	Monmouth College, Stevens Institute of Technology

This borrower member posted the following loan description, which has not been verified:

Last year I bought a home while the market was low which took months to close on, short sale. It was a good deal but the house needed some work, and I developed debt in order to complete the work. I am able to pay the debt, however, the increase has affected my credit score. I am looking to reduce my payments while at the same time increasing my score. I am a reliable, Managing Director with a small secure firm. I will look to pay the debt off as soon as possible, likely before the term.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1982	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	63
Revolving Credit Balance:	$31,076.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe what your mortgage payments are and other monthly expenses? Thank you.	Thank you for contacting me. I have submitted my recent paystub so my income should be verified shortly. I am in the accelerated payment program for my mortgage and pay $1000 every 2 weeks. This equals approx. $85 each payment toward my principal and 2 extra $1000 principal payments per year. Insurances and taxes are included in these amounts. I also have a car payment of $629 per month. Other monthly payments are the usual water, electric, etc. These total about $200 per month depending on the time of year.

Member Payment Dependent Notes Series 433890

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433890	$3,600	$3,600	8.59%	1.00%	August 20, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433890. Member loan 433890 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Great Hearts Academies	Debt-to-income ratio:	10.32%
Length of employment:	1 year	Location:	CAVE CREEK, AZ

Home town:	Concordia
Current & past employers:	Great Hearts Academies, St. John's College, KSU Speech Dept, Coldstone Creamery
Education:	St. John's College, Kansas State University, Cloud County Community College

This borrower member posted the following loan description, which has not been verified:

I will be using the loan to cover a cosmetic surgical operation.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	19	Months Since Last Delinquency:	19
Revolving Credit Balance:	$3,376.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind commenting on how the two delinquencies on your two year record came about? Was it connected to relocation?	One delinquency had to do with an automatic payment that did not go through due to the expiration of a credit card, the second was because I was late in receiving a paycheck.

Member Payment Dependent Notes Series 433904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433904	$5,000	$5,000	14.61%	1.00%	August 20, 2009	August 24, 2012	August 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433904. Member loan 433904 was requested on August 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	California National Guard	Debt-to-income ratio:	0.25%
Length of employment:	5 years 1 month	Location:	antelope, CA

Home town:	Sacramento
Current & past employers:	California National Guard, United States Army
Education:

This borrower member posted the following loan description, which has not been verified:

I am a full time soldier for the California National Guard. I have served 10 years in the Army and plan on serving many more. I returned this month from my second tour in Iraq and would like to consolidate my debt. I am a home owner along with my wife and two children. I would like to pay off my two cars and my two credit cards.

A credit bureau reported the following information about this borrower member on August 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	19
Revolving Credit Balance:	$521.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.12.2009 I am interested funding up to $1,000 of your requested $20,000 loan but I have issues in need of clarification. 1. Your current CA NG pay grade? 2. Your expiration date of current active duty service agreement? 3. Reason for 1 payment delinquency? 4. Your current monthly mortgage payment? (P+I+T+1). 5. Your other monthly living expenses? (Car, gas, utilities, insurace, entertainment, miscellaneous, etc.) 6. You list income as $7,917 per month. I served active duty 22 years in USMC, all of that time in Disbursing Military Pay. (Finance Office in Army lingo) The only military members receiving $7,000 per month and up in combined pay and allowances are O-6 Bird Colonels and 07-10 Generals. Please explain all source(s) of your income to arrive at $7,917 per month figure you stated. Semper Fidelis, Master Sergeant USMC Retired	My current pay grade is SSG/E6, my current enlistment expires August 10, 2012 but I am a lifer so I will be reenlisting. I am California National Guard (1 weekend a month 2 weeks a year) but my day job is as the training NCOIC of the California Honor Guard. I train all the soldiers in the state program to render honors to fallen veterans, and I am responsible for the color guards for the Governor and AG. While serving in Iraq this last year (I returned August 6, 2009) the state discontinued my differential pay so my family went short $1500 a month. Our monthly mortgage payment (insurance and property tax included) is $1851.10. Our household bills are as follows August 2009: Mortgage 1851.10, Smud 121.78, Keypoint car loan 377.30, Travis car loan 175, Insurance 191, Dad personal loan 500, Gas Credit card 215.20, Cable and internet 126.24, WAMU credit card 10, Child support 1060, Surewest phone 33, Utilities 132, Brinks 36.99, PGE 17.97, Water 90, Clark Pest 87, CareCredit credit card 20, 400 food. I am making E-6 pay with over 10 years in service, California BAH which is 1663, and I am considered a State employee (before the collapse of the economy they issued all of us raises), and I travel up and down the state so I make travel pay in addition and per diem. My wife also makes $3000 a month which is included. What I want to do with this loan is to fix what was screwed up when I lost my differential, and try and pay off our two credit cards totaling $6000 and our two cars totaling approximately $12000. I would really appreciate your help. Sincerely and Gratefully, SSG Richard Aller California Honor Guard

Member Payment Dependent Notes Series 433976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433976	$6,200	$6,200	13.92%	1.00%	August 24, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433976. Member loan 433976 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	PCB Piezotronics	Debt-to-income ratio:	24.04%
Length of employment:	1 year 4 months	Location:	Amherst, NY

Home town:	Saratoga Springs
Current & past employers:	PCB Piezotronics, Boston Scientific
Education:	SUNY at Buffalo, Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase 15% of a small business and will use the money for this. I have a full time job that I will continue to have. I can repay the loan with my income from my full time job alone. I have a degree in mechanical engineering and currently work at a manufacturing facility as a manufacturing engineer. The business I am buying is a company that helps people with invention ideas get their ideas to market. Rather than the high upfront costs that are normally charged with this type of service we plan on taking a much smaller amount up front but then taking a larger percentage of the profit from the sales of the product. The company was started in the past year by two local engineers who have over 50 years of experience. I plan on using this money to buy a percentage of their company and help them get their first few products to market. They currently have 15 ideas that are under contract but only have enough resources to work on 7 so my money and experience with help move the projects along.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$665.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please describe the revolving credit balance? Thanks	Thank you for your consideration. The revolving balance is all just from one credit card balance. I purchase everything on my credit card and then pay it off in FULL at the end of the month. I do not have any money that rolls over from month to month on any credit card. Thanks again.
Can you break down your monthly expenses? I'm curious what is causing your DTI to be what it is given that you pay off your credit card every month. Thanks so much.	My rent is 550 a month and then i have a 215 dollar car payment. I believe this is where the DTI comes from because there is about 9000 left on this loan but the payment is only 215 a month. That is the only debt i have and then rent and car payment are my only payments per month. Thank you and I hope this helps.
Are you willing to verify your income with lending club?	yes i am willing to verify it, i called them and am waiting for them to contact me. Thank you.

Member Payment Dependent Notes Series 433988

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433988	$7,000	$7,000	7.74%	1.00%	August 21, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433988. Member loan 433988 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,000 / month
Current employer:	TurnKey Network Solutions	Debt-to-income ratio:	4.31%
Length of employment:	1 year	Location:	GRAND RAPIDS, MI

Home town:	Philadelphia
Current & past employers:	TurnKey Network Solutions, TurnKey Network Solutions
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

I intend to use the funds to buy a 2006 Harley Davidson. I am pooling most of my own cash for a house purchase so I would like this loan to supplement the $4000 I will be putting down on the motorcycle. I have a stable job as a COO of a telecom infrastructure company, an excellent credit rating and a very low debt to income ratio along with a solid six figure salary. Banks do not typically have a used motorcycle loan catagory, that is why I am pursuing this personal loan.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	49
Revolving Credit Balance:	$205.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Thanks for the detailed loan description. Would you please have lendingclub.com verify your income? Thank you.	Yes, I have no problem with income verification.
Can you please explain the delinquency from 49 months ago? Thanks.	Honestly I do not know what this refers to as I have not seen the credit report. As you can see by my credit rating I pay on time and am very responsible when it comes to my credit. I will be looking into this.

Member Payment Dependent Notes Series 433989

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433989	$12,000	$12,000	8.94%	1.00%	August 19, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433989. Member loan 433989 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Late Show with David Letterman	Debt-to-income ratio:	11.27%
Length of employment:	16 years	Location:	Edgewater, NJ

Home town:	Teaneck
Current & past employers:	Late Show with David Letterman
Education:

This borrower member posted the following loan description, which has not been verified:

looking for a 36 mos term

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,270.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you are wanting to purchase for $12,000? Regards; Art	A 2003 Yamaha sr230 boat

Member Payment Dependent Notes Series 433996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433996	$6,500	$6,500	15.31%	1.00%	August 21, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433996. Member loan 433996 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,342 / month
Current employer:	TCFFCU	Debt-to-income ratio:	23.64%
Length of employment:	3 years 11 months	Location:	Bronx, NY

Home town:	riverdale
Current & past employers:	TCFFCU, country bank
Education:	hunter

This borrower member posted the following loan description, which has not been verified:

About 10 years ago a party other than myself ran up all my credit cards. Since that time I have been working to pay off the 15,000 in debt I was put in. It has been a viscous cycle, as I work to pay my cards, and I have had to use the cards to live off of. I am very responsible, as I do not have late payment and my payments are made well ahead of the due date. If my score is on the low side it is because of the revolving debt, and high balances. My main problem is there are to many cards with too high of an interest rate and monthly payments. I would like this loan to clear up those balances and close out the cards. I would like to be able to start a life being debt free and able to save money.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,512.00	Public Records On File:	0
Revolving Line Utilization:	90.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have 16 credit lines with $17.5k balance, what are your current interest rates on them and payments due every month? Also, how are you going to distribute the $6.5k loan proceeds?	Hello- My Interest rates vary from 12%-23.99, my payments come to about $600 every month. I plan to pay off the highest interest rate cards with the highest min per month, it would be 4 cards in total. I hope this has answered your question, but please contact me if you have any additional questions.

Member Payment Dependent Notes Series 434000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434000	$10,000	$10,000	11.83%	1.00%	August 25, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434000. Member loan 434000 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	All Animal Clinic	Debt-to-income ratio:	22.98%
Length of employment:	n/a	Location:	Hattiesburg, MS

Home town:	Pensacola
Current & past employers:	All Animal Clinic, Adventist Health Center, Victoria's Secret
Education:	Mississippi State University, University of Southern Mississippi, Pearl River Community College

This borrower member posted the following loan description, which has not been verified:

I graduated from vet school 2 years ago and I have several credit cards that have crazy interest rates and large balances. I have made a large dent in my debt over the last 2 years and I am wanting to completely rid myself of these credit cards. I have been to the bank but cannot get that kind of money from them because although my credit is excellent, I have no equity. I hope this will be my out. I make 79,000/year.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,114.00	Public Records On File:	0
Revolving Line Utilization:	80.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you willing to verify your income with lending club? What are your monthly expenses? Do you have a savings account for emergencies?	Absolutely willing to verify my income. My monthly expenses are about 2500/month and I do have a savings account for emergencies.

Member Payment Dependent Notes Series 434022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434022	$2,800	$2,800	7.40%	1.00%	August 25, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434022. Member loan 434022 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$667 / month
Current employer:	Millen United Methodist Church	Debt-to-income ratio:	15.15%
Length of employment:	1 year 2 months	Location:	MILLEN, GA

Home town:	Augusta
Current & past employers:	Millen United Methodist Church, Magnolia Manor Methodist Retirement Home, Magnolia Springs State Park
Education:	Georgia Southwestern State University, Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

I need a loan to finance a new vehicle. I have always done well with paying my bills on time and money management. Thank you for your condieration of this loan.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,146.00	Public Records On File:	0
Revolving Line Utilization:	20.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 434023

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434023	$15,000	$15,000	12.18%	1.00%	August 20, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434023. Member loan 434023 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,534 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	18.26%
Length of employment:	20 years 3 months	Location:	PALM SPRINGS, CA

Home town:	Taipei
Current & past employers:	Wells Fargo Bank
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

I would like like to consolidate my credit card debts into one single loan and decrease the APR. By consolidating my credit card debts, I would be able to decrease the number of credit cards I have into 1 to better manage my spending. I would be a good candidate for the loan because I am a very responsible person and very stable since I have been working for the same company for the past 20 years.

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,207.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do I understand that you will utilize the full $15,000 to pay off higher rate credit card debt? What is the current APR on this debt?	The credit card debts range from 12% to 23%.
Hello - I am interested in funding your loan and had the following questions Your loan request is for $15,000 whereas the revolving credit amount on the credit file is over $32000. How are you planning on paying off the rest? Can you give a short description of the type of work you perform for Wells Fargo? Do you have any cash reserves or any other emergency fund?	I am looking for consolidation of credit card debts of $15,000. The other credit is from purchase of new HVAC for my house. I am a project manger at Wells Fargo. I manage various projects for the bank.
Can you please explain the other $17k of revolving debt? Thanks.	This other debt is from purchasing new HVAC system from the house.

Member Payment Dependent Notes Series 434050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434050	$10,000	$10,000	13.22%	1.00%	August 19, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434050. Member loan 434050 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Banfield	Debt-to-income ratio:	3.60%
Length of employment:	3 years	Location:	New York, NY

Home town:	Miami
Current & past employers:	Banfield
Education:	University of Colorado at Boulder

This borrower member posted the following loan description, which has not been verified:

I need this loan for debt consolidation and home furnishing ie remodeling kitchen and buying new furniture. I would prefer to have this debt as a consolidated one rather than as revolving debt on a credit card.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.04%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! If you are renting, why are you remodeling the kitchen? Investors may feel more confident about loaning to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Its for home furnishings of an entire 2 bedroom apartment
$20k seems excessive, even for an entire house full of furniture. Is that all you are going to be doing with it? Can you give me an idea of your other regular expenses, ie car payments, rent, student loans? If you get this loan, it will be over 1/5th your monthly income - do you have any resources that will make it easier to pay off a loan of this size? Also please (briefly) describe your position at Banfield. Do you have a savings account or an emergency fund?	Yes, as mentioned in my application it is partially to reconsolidate debt ie for some student loans. In regards to paying this debt off it will be no problem, as I have other resources for income, such as my father.
The interest rate on this loan is indicated to be 13.22%. Generally student loans are at lower interest rates than that, and there are several programs available to consolidate the student loans while still maintaining their "student loan" classification. Why do you want to consolidate them this way?	This is not necessarily my ideal situation, but the money is not for a student loan it is also for furnishings for my new apartment.

Member Payment Dependent Notes Series 434055

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434055	$20,000	$20,000	17.04%	1.00%	August 25, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434055. Member loan 434055 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$15,538 / month
Current employer:	Total technology Solutions	Debt-to-income ratio:	12.50%
Length of employment:	10 years	Location:	forest hills, NY

Home town:	Fair Lawn
Current & past employers:	Total technology Solutions, self
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a car and limo service. Business has been around for over 10 yrs with a excellent reputation in the area Will be generating revenue from the get go Owner is looking to retire and would like to sell to my family who has been in the business for many yrs I will still be running my current business

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	24
Revolving Credit Balance:	$21,048.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the annual revenue for the limo service? Will the loan be repaid by your personal income or the business? Please have your financial info verified by lending club	Type your answer here. the annual revenue is about $150,000. once we take it over we plan to double within a yr I am personally guaranteeing the money. I will have my financials verified verified please let me know if you have any other questions thank you
How/why are you so confident that you will be able to double the annual revenue within a year? Why was the limousine company operating so below capacity previously? When you say your family has been in the business, do you mean that they own another limousine company? If so, for how long? What are its revenues? Thanks!	The current owner is an older women who runs the business with her son. The location is in a bustling area of Brooklyn NY, right outside Manhattan and only relies on the local and walk-in customers. She is happy with the money she is making There is no website for this company and she has not done any marketing. The potential for this business is huge and when we take it over there will be a cutting edge website and plenty of marketing in the tri state area No, we don't own another car service but my brother-in-law who will be working with me has been working in the industry for over 10 yrs as a driver and has an excellent reputation. He will be taking many of his current customers with him and we both have a lot of contacts, business and personal who would use our service
mlk1, Can you please explain the delinquency 2 yrs ago on your credit history? Who will help you run this business as you plan to maintain your current job (at the same income level?)	I believe the delinquency was for a Bloomingdales card I once had. All my bills come to my office and I think when I moved my office I forgot to notify them to send the bill to my new address and by the time I realized it was over 30 days. As far as your other question-My wife and brother in law will help me run the business

Member Payment Dependent Notes Series 434063

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434063	$6,700	$6,700	14.26%	1.00%	August 25, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434063. Member loan 434063 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,600 / month
Current employer:	Chuck Redding	Debt-to-income ratio:	10.08%
Length of employment:	2 years 6 months	Location:	St.petersburg, FL

Home town:	Baltimore
Current & past employers:	Chuck Redding, Bob Horgrafes, Tim White
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to get a loan of six thousand dollars to fix up my kitchen, it is in dire need of repair and thought Lending club/E loan could help me.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	21
Revolving Credit Balance:	$6,007.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What were the circumstances behind your delinquency?	Almost Two years Ago i went into serious back surgery that opprihended me for weeks and i wasnt aware when my payments was due on the same week. It Was a life lesson to never be unaware on any payments that you owe. This was 21 months ago almost 2 years old

Member Payment Dependent Notes Series 434070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434070	$5,000	$5,000	13.57%	1.00%	August 19, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434070. Member loan 434070 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,211 / month
Current employer:	US Army	Debt-to-income ratio:	14.75%
Length of employment:	8 years 6 months	Location:	KILLEEN, TX

Home town:	Anniston
Current & past employers:	US Army
Education:	Troy University

This borrower member posted the following loan description, which has not been verified:

This loan is for a multiple of things. I am making a major purchase, as well as paying for a vacation, and consolidating debt.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	21
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.12.2009 I am interested funding up to $1,000 of your requested $12,000 loan but have issues that need clarification: 1. USA curremt rank and pay grade? 2. Expiration date of current active duty agreement? 3. Monthly mortgage payment? (p+i+t+i) 4. Amount of other monthly living expenses? (Car, gas, food, utilities, etc.) 5. You list monthlky income as $4,211. Is this only your income? Or is it joint income with spouse? 6. Explain purpose(s) of $12,000 loan. A. What is major purchase and amount? B. What is amount of debt consolidation? C. Amount of vacation expenses? Semper Fidelis, Master Sergeant USMC Retired Disbursing Military Pay and Allowances (Army version is your Finance Office)	1. Current Rank is SSG/ E6 2. ETS is December 2 2013 3. 425 is monthly rent 4. Car 488, Utilities 220 (estimate), food 120/mth, Cell phone 80, insurance 85 5. $4,211 is my only income 6. 12,000 loan a) major purchase is a new living room set 1500 b) $4734 is the debt that I want to pay off, I don't want more than one loan at a time. c) 1200 is roughly the cost of Vacation Thank you for your interest and assistance
Please explain your delinquency that occurred 21 months ago. Thank you. -Ex-Navy Retired Reserve	The delinquency that occur was the result of a loan from Bank of New York. That loan was being paid montly from an allotment that I setup with my bank. Another bank CTP took over the loan from bank of New York without me knowing but my allotments were still going to Bank of New York. All the while CTP was not receiving payments from me. When the time came for me to pay it off, I learned from Bank of New York that they no longer had my loan and they in fact gave it to CTP Bank. I contacted CTP to pay it off and they told me that I was delinquent for months because they have not received payments. I informed them of the allotement I had setup with Bank of New York but they said they did not received payments from them. I paid the remainding balance then I contacted Bank of New York and they told me they where trying to send me back all the payments they received from me, which I eventually received back. CTP Bank however still had sent a negative report to the creditors saying I was delinquent, because the payments were not going to them.

Member Payment Dependent Notes Series 434074

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434074	$15,600	$15,600	12.53%	1.00%	August 24, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434074. Member loan 434074 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	1)-Yavapai Regional Medical Center 2)- Dr. cantors office	Debt-to-income ratio:	9.05%
Length of employment:	3 years	Location:	PRESCOTT, AZ

Home town:	San Salvador
Current & past employers:	1)-Yavapai Regional Medical Center 2)- Dr. cantors office, Columbia Presbyterian Hospital, Nyack Hospital
Education:	York College, Institute of Allied Medical Proffesions, Yavapai College

This borrower member posted the following loan description, which has not been verified:

I will use the money to consolidate credit card debt into one monthly payment, looking for better rates with the ultimate goal of becoming debt free. I am a very reliable, responsible individual with a good credit history; who works in the health care industry as a Cardiac Sonographer.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,760.00	Public Records On File:	0
Revolving Line Utilization:	22.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Please explain the difference between your Amount Requested and Revolving Credit Balance. Investors may feel more confident loaning to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Hi, I dont know where it says that my revolving credit balance is $6k my actual revolving credit balance as of today is: American Express $6,400 , Bank of America $5,560 , Capital One $1,381 with a total balance of $13,341. My wife has only one credit card with a balance of $1,200 that I plan to include in the consolidation of our debt. Thank you. I will get in touch with lending club to submitt the necessary paperwork for income verification thank for the advice.
Why are you requesting $15kwhen there is only a $6k revolving credit balance? What would the other $9k be used for? Thank you	Hi, I dont know where it says that my revolving credit balance is $6k my actual revolving credit balance as of today is: American Express $6,400 , Bank of America $5,560 , Capital One $1,381 with a total balance of $13,341. My wife has only one credit card with a balance of $1,200 that I plan to include in the consolidation of our debt. Thank you.
It says your revolving debt is a bit less than $6k. What are you planning for the other $9k you are requesting? Thanks.	Hi, I dont know where it says that my revolving credit balance is $6k my actual revolving credit balance as of today is: American Express $6,400 , Bank of America $5,560 , Capital One $1,381 with a total balance of $13,341. My wife has only one credit card with a balance of $1,200 that I plan to include in the consolidation of our debt. Thank you
Hello. I'm interested in funding your loan, but I have a question. Could you explain the difference between what you are requesting ($15,600) and your revolving credit balance ($5,760)?	Hi, I dont know where it says that my revolving credit balance is $6k my actual revolving credit balance as of today is: American Express $6,400 , Bank of America $5,560 , Capital One $1,381 with a total balance of $13,341. My wife has only one credit card with a balance of $1,200 that I plan to include in the consolidation of our debt. Thank you

Member Payment Dependent Notes Series 434076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434076	$13,300	$13,300	16.00%	1.00%	August 25, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434076. Member loan 434076 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,323 / month
Current employer:	J.Kings Foor Service Professionals	Debt-to-income ratio:	4.60%
Length of employment:	7 years 4 months	Location:	Patchogue, NY

Home town:	San Salvador
Current & past employers:	J.Kings Foor Service Professionals
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to take a loan out to refinance my credit card debt. Here is a detailed breakdown of what I owe: American Express: $5,000 Suffolk Federal Credit Union Visa: $4,500 Bank Of America Visa: $1,300 Discover Card: $500 Suffolk Federal Credit Union Line of Credit: $2,000 I am paying many different interest rates above 20% APR on these cards and will probably cancel them when I pay them off.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,086.00	Public Records On File:	0
Revolving Line Utilization:	79.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You might want to think about cutting up all the cards except AMEX, but not "cancelling" the other cards, for two reasons: 1) improve your credit rating 2) get your spending under control. Just a suggestion. Good luck!	Thank you very much for the suggestion!
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also what is your current monthly payment, and what are your other expenses? Thank you.	I'm sending my paystubs as I'm writing this to you. My payment is of aproximately $470.00 and if by other expenses you mean everything else well I pay rent, bills, auto loan and credit cards which is what I want this loan for. Thank You!
Your income is still not verified. Please call LC. Also, how much do you spend each month on the expenses you mentioned?	I faxed the paperwork about 4 days ago. I will investigate why it hasn't been processed yet. In between food, rent and other bill I pay about $2500. Thank you
What is your role at J.Kings Foor Service Professionals? How do you plan on servicing this extra monthly payment?	I'm already paying $900 per month in credit card payments so it would a relief for me to pay $467 per month and apply the extra money toward getting out of debt sooner. My position with my company is a coffee technician which I have served since 2002.

Member Payment Dependent Notes Series 434106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434106	$5,000	$5,000	12.53%	1.00%	August 25, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434106. Member loan 434106 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	America Approved	Debt-to-income ratio:	11.04%
Length of employment:	1 month	Location:	PROVIDENCE, RI

Home town:	Willimantic,
Current & past employers:	America Approved
Education:	Wheaton College-Norton, Fordham University

This borrower member posted the following loan description, which has not been verified:

This is to consolidate loans.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,361.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is your job at America Approved and what type of company are they? What was your job before this one? Also, could you describe the loans you are wanting to consolidate? Thank you; Art	Hey, Right now I have recently started as an Energy Consultant at America Approved. This is very much like a sales position, except with a consultative approach and I am not actually selling a product. Rather I am meeting with business owners to see if they qualify for a lower rate on their electric bill from another company. In addition, I am bartending part time on weekends. The purpose of this loan is simply to consolidate credit card bills that added up during college (mainly from auto repairs, bills, etc) that I would like to be able to just pay off over this time rather than leave it on the card. Feel free to contact me if you have any more questions, thank you for your interest!
Me Again - Is the work you are doing now paid on commission, salary, or both? Did you have a job prior to this one or did you just graduate from school? Finally, do you have a savings account or other fund to carry you through a period of no employment? Best of luck on your loan; Art	Hey, The work is on commission so the payment fluctuates. The weekend bartending and serving gives me some additional cash to work with.

Member Payment Dependent Notes Series 434125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434125	$12,000	$12,000	12.53%	1.00%	August 19, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434125. Member loan 434125 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Belcan Corporation	Debt-to-income ratio:	8.29%
Length of employment:	6 years 5 months	Location:	Palm beach Gardens, FL

Home town:	Grand Rapids
Current & past employers:	Belcan Corporation, US Air Force
Education:	Lake Superior State University

This borrower member posted the following loan description, which has not been verified:

I'm looking for funds to complete a Bathroom remodel. I'm putting in 8' counter, dual sinks, new faucets, tile floor, new mirrors and paint. I do all the work myself to save labor costs, but need funds to purchase materials.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	79
Revolving Credit Balance:	$4,358.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you putting this into the house you are renting? If so, why?	This is going into the home I own in Michigan. In April of 2008 my job relocated from Michigan to South Florida. Our 21 year old home in Michigan needs some more cosmetic upgrades to help facilitate a profitable sale before I can buy a new home in Florida. We've already painted throughout, installed new Laminate flooring and completely re-landscaped the yard. We now need some additional funding to help complete the Bathroom upgrades. Thank you for your support.
Hello, please have your income verified through lending club as many lenders will not lend to anyone who does not. If you contact lendingclub.com they will give you instructions on this process. Thanks.	I am proceeding with the income verification process. Thank you for your support.

Member Payment Dependent Notes Series 434127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434127	$6,125	$6,125	7.74%	1.00%	August 20, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434127. Member loan 434127 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,283 / month
Current employer:	Robinson Helicopter	Debt-to-income ratio:	12.86%
Length of employment:	n/a	Location:	Redondo Beach, CA

Home town:	Charlottesville
Current & past employers:	Robinson Helicopter, Sikorsky Aircraft, The Boeing Company, Eclipse Aviation, University of Michigan Residential Computing
Education:	University of Michigan

This borrower member posted the following loan description, which has not been verified:

This loan would let me pay off the lien on my car and sell it to recoup losses from an auto collision, and help me purchase a newer car. My current car was a total loss because of front body damage and airbag use, but still runs and maintains significant value because of its working parts. I've received offers from $1,500 to $2,000 for it on Craigslist (it's a 2001 Honda Accord with 99,201 miles, bought used for about $7,900). My insurance did not cover the loss because I was at fault for the accident, and I had selected minimal coverage (foolish, I now realize). I request $6,100 as the minimum I'd need to pay off the car within two weeks after using savings and my regular disposable salary. I'm now using mass transit to go to work, but prefer and will need a car in the future (additionally, the $/mile cost is the same as driving for my commute). Why you should considering lending to me: I have a high credit score and a high income. Most of my debt is federally subsidized tuition loans, which is low rate and long term (though I'm paying it off as quickly as I can). I'm usually very financially responsible. I funded and opened my Roth IRA when I was 20 (four years ago) currently valued at $6,000 (I'd rather not dip into my IRA yet, with the early withdrawal penalties) and live modestly (thanks to having inexpensive hobbies). I could have my parents pay this off, but I'd rather handle my own mistakes. I originally selected minimal auto insurance coverage because I'd been a good driver for the eight years prior (drove extensively, everywhere), and wanted to save money. Last, my engineering degrees have taught me the value of numbers, and gave me the discipline to understand financial situations that depend on them. I've learned from this incident and will be paying for better auto insurance in the future.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,583.00	Public Records On File:	0
Revolving Line Utilization:	12.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you get your income verified (by submitting the necessary paperwork to Lending Club)? Also, how long have you been at your current job? What were you doing before that?	I'll look into having my income verified. During the loan application, I specified that I was willing to have it verified and was under the impression that Lending Club would initiate that, but I'll see if I can expedite it. I've been at my current job for six months, I was hired right out of school (Michigan '08, December). The previous jobs listed were internships at various aviation companies.

Member Payment Dependent Notes Series 434141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434141	$7,200	$7,200	13.57%	1.00%	August 25, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434141. Member loan 434141 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,158 / month
Current employer:	Duval County Public Schools	Debt-to-income ratio:	16.31%
Length of employment:	3 years	Location:	Jacksonville, FL

Home town:	Philadelphia
Current & past employers:	Duval County Public Schools
Education:	University of North Florida, Queens University of Charlotte

This borrower member posted the following loan description, which has not been verified:

I would like to pay off my credit cards now in order to boost my credit score. I was a victim of credit fraud and I'm doing everything I can to get my score back in shape! I'm a teacher of four years with a great head on my shoulders and have never had a late payment! I have my BA in English and am currently pursuing my MA.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,967.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could an you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $2,967.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do have school loans taken out, as I've finished my BA and just began my MA. I also have a car loan out but I've never missed a payment (I pay bi-weekly). As far as the debt that I would like to consolidate, it is a mixture of credit cards and school loans. As far as my monthly expenses go, with rent and all bills included, I pay approximately 1000. I would also be willing to verify my income with Lending Club as well.
Can you please elaborate on the credit fraud? Thanks.	Well, sadly but true it was my mother. I am not in a situation to press charges as I have younger siblings, however, I am trying my best to pay off the debt that she has accumulated in my name. She took out numerous loans in my name, as well as accounts with local banks, car insurance companies, and the local electric company. She also opened a credit card in my name which I am attempting to pay back at the moment. These things are not all listed in my credit report but will be if not paid for soon.
Hi, I'm sorry to hear about the fraud your mom has committed in your name. How are you ensuring that this will not happen again? I would like to invest in your loan but I wonder what would happen if she accumulates yet more debt in your name, and you still aren't willing to contest/press charges, how you will handle paying the lending club debt plus additional fraudulent debt?	I am monitoring my credit report (3-in-1 with scores) with Truecredit.com. I have also signed up with Debix.com, a company similar to lifelock. This company calls me each time someone tries to open an account in my name to verify that it is an account I approve of. I've also signed my sisters up for a Debix account, as I don't want my mother further ruining their credit! She will not be able to steal my identity again.
Hello, Since you typically have approximately $1,000 left over every month after expenses, I am curious if you really feel the ~20% increase in monthly expenses from the loan payment is something you can definitely handle. What does that $1,000 that is left over every month typically go to? Is it something that can be cut into? Thanks!	Actually, I only have $1000 in expenses each month, leaving more leftover. I definitely feel as though I can handle the expenses. I've never been late on a payment, and always pay over the minimum amount. My job is stable as I not only teach but also coordinate a very important program at my school. I hope this helps answer the question!

Member Payment Dependent Notes Series 434143

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434143	$20,000	$20,000	11.48%	1.00%	August 25, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434143. Member loan 434143 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	Utopic Results LLC	Debt-to-income ratio:	6.89%
Length of employment:	7 years 2 months	Location:	Ashburn, VA

Home town:	Takoma Park
Current & past employers:	Utopic Results LLC, Community Bank of Northern Virginia
Education:	University of Delaware

This borrower member posted the following loan description, which has not been verified:

Buying a house with ARV value of 310K for 177,200. I need 20k for repairs which include new shingles for roof, new carpets, paint, new light fixtures, new kitchen cabinets and miscellaneous handy man repairs. Once repairs are completed house will be sold for 310 and loan will be repaid.

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,068.00	Public Records On File:	0
Revolving Line Utilization:	42.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you have lending club verify your income? What are the circumstances of the sale? How do you know the value is $310 and if it is, why is it being sold for $177. How much are you putting down for the down payment and what is your interest rate?	310 is conservative comparable. I am basing it on other houses sold within a mile radius in the past year. This is a bank foreclosure and they just want to unload the property. I am using a hard money loan to finance the property and I am bringing approximately 50K cash of my own money to closing table. I make 250K a year. I own a computer company that grosses over 750k a year and I also own a small real estate investment firm. I prefer not verify my income if I can avoid it. Thanks for you interest.
How long do you estimate that it would take to move this property after improvements? Anthony	Rehab and exit strategy will be anywhere from 3 to 6 months. This is expected to move fast as I will hold for at least 90 days which will eliminate any title seasoning issues and this price range will be in the sweet spot for first time home buyer programs. If I have difficulties selling it, I have plenty of wiggle room to drop the price or I can also offer some seller financing if need be. Also, since I have so much equity in the house, I could also refinance the first and only mortgage on the house and do a longer term lease option deal and cash out any project costs at closing.
How long to you expect it will take to sell this property after improvements? Anthony	Exit strategy is 3 to 6 months. House is in sweet spot for first time home buyers and no title seasoning issues. Plenty of equity in the house to drop the price if need be or provide seller financing. Also, could refinance and do lease option and cash out project expenses at close.
For what reason are you averse to income verification?	Well, because with good credit, I just don't see the point, but Lending Club has requested this documentation nonetheless and I emailed it to them this morning.

Member Payment Dependent Notes Series 434155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434155	$20,000	$20,000	12.53%	1.00%	August 25, 2009	August 25, 2012	August 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434155. Member loan 434155 was requested on August 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,333 / month
Current employer:	Global Vision International	Debt-to-income ratio:	1.61%
Length of employment:	5 years 4 months	Location:	Palmdale, CA

Home town:	Denver
Current & past employers:	Global Vision International
Education:	Community College of Denver

This borrower member posted the following loan description, which has not been verified:

My Wedding coast is about $40000.00 , I do have the Half of that in my savings account, looking for the other half to make it HAPPEN!!!

A credit bureau reported the following information about this borrower member on August 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,757.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident loaning to you if your income was verified. Please call Lending Club for the procedures. Thank you.	In the middle of it.
Hi, I had a few questions about your loan. First of all, can you please provide a detailed breakdown all of your monthly expenses that you have? Do you have any installment or revolving debt? Could you verify your income? Would you spend your entire savings, on this wedding? Thanks -Z	Here are my expencses: Mortgage( private)+Ins.+Tax=1674.00 p/m Revolving =143.00 p/m Other = 79.00 p/m I can provide my 07/08 tax returns I do have other accounts( stock/bonds)=36800
Congratulations on your upcoming nuptials! I would encourage you to get your income verified - that will make your request that much more attractive. Will your future spouse be contributing to the household income?	She is in school for MBA.
I am interested in investing in you, but first have a few questions: *What do you do for Global Vision? *Can you get your income verified (which, I believe means that you need to send your W2s and paystubs to Lending Club)? *What does your fiance do? How much does he/she make each month? *Why do you have 4 inquiries in the past 4 months? And finally, congratulations on your upcoming wedding!	I am the owner of Global Vision. It is a wholesale manufacturing equipment trader/broker company. No problem with providing my 07/08 taxes. Fiance is in the school getting her MBA. Was looking to get a Loan i have applied here, did not like the conditions.
Are you planning to pay this loan early?, or how long will you take? Also, are you paying for your fiances, education for an mba? if so, how much is that payment?	My fiance is getting her MBA, she has a loan of about 14500, and 2 yeras till first payment. I am thinkin o payoff this one in 18m.
also, how much is your total revolving debt? credit cards, etc?	Revolving Total=6124.00
Hi, thanks again for the quick replies. I had another question. What is your after tax income?	AGI is 87300.
I see know company named "Global Vision International" listed in the palmdale, CA area. The only company with that name that is found through Google is a non-profit volunteer organization. Please explain why I can't find the company that you say you own. Additionally, please direct us to your website. Thank you.	It is listed through yellowpages and superpages
Unless another borrower beats you to it, I will invest in your loan when an asterisk (*) appears next to your Gross Income indicating that Lending Club has verified it.	I have sent my 2007/2008 taxes and also signed 4506T , waiting for LendingClub.
Thanks for having your income verified. I have invested in your loan. Have a wonderful wedding and life together!	Thank you, hope I will get the loan and go ahead with my wedding plans.

Member Payment Dependent Notes Series 434191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434191	$10,000	$10,000	8.94%	1.00%	August 20, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434191. Member loan 434191 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Allied Medical service inc	Debt-to-income ratio:	4.33%
Length of employment:	8 years 6 months	Location:	New Port Richey, FL

Home town:	Cincinnati
Current & past employers:	Allied Medical service inc
Education:

This borrower member posted the following loan description, which has not been verified:

First and foremost thank you for taking the time to consider me for this loan. I am trying to consolidate my debt so i can better my situation and get married. I am trying this type of service before a bank loan because the concept is brilliant and cant wait to give back once im in the postion to do so. I am a good candidate for this loan because??? I take responsibilty for my actions and want to be in a postion to get married without the worry of to much debt. Thank you again for the consideration.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,341.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 434223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434223	$9,000	$9,000	11.14%	1.00%	August 20, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434223. Member loan 434223 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Village of monroe police dept	Debt-to-income ratio:	9.87%
Length of employment:	9 years 2 months	Location:	Washingtonville, NY

Home town:	Poughkeepsie
Current & past employers:	Village of monroe police dept, village of monroe police dept
Education:	Orange County Community College

This borrower member posted the following loan description, which has not been verified:

Very good on paying have never been late. would like to put all into 1 payment

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,255.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could an you provide any more details on the debts you wish to refinance? (Your credit history shows a revolving credit balance of $23,255.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Village of Monroe Police Dept.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes the debts i would like to refinance are a high intrest load from my credit union and a credit card from citi bank and maophac national bank. I was divorced two years ago and required those debts from my ex. Part of the $23k balance is a line of credit which has a low intrest rate. The loan and two credit cards I am paying without a problem but the intrest is way to high and that is why i am requesting this loan for $9k to make one payment. No loan for a car or student loans. I was just caught in a bad situation with my ex and feel I am making headway with my debt and foud this site to be easy to use. I am a police officer with the monroe PD. My duties are patrol and answering calls for service. I have been a police officer for 13 yr.
What are the balances and rates on EACH of your credit cards? Which are you paying off?	1) loan with credit union is $3000.00 Rate of 13% 2)credit card $5000.00 rate of 13% 3) credit card $1000.00 rate of 10% paying off these loans and cards
Are you willing to verify your income with Lending Club? Contact Lending Club to find out how (lenders aren't told, so I can't give you directions).	Yes i am willing too. I have been employed as a police officer for 13 yrs. I thought they did verify it.
That only adds to $9k, but your credit profile shows $23k of debt and your answer to an earlier question indicates that you have no debt other than credit cards. Can you explain the other $14k of debt?	I know that adds to 9k thats what I was requesting. The other is a line of credit that I have
they did not verify it. a star shows up next to your income once it's been verified	well then i guess they will have to verify it.

Member Payment Dependent Notes Series 434244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434244	$15,000	$15,000	15.65%	1.00%	August 25, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434244. Member loan 434244 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$26,867 / month
Current employer:	IBM	Debt-to-income ratio:	15.58%
Length of employment:	18 years 6 months	Location:	Atlanta, GA

Home town:	Somerville
Current & past employers:	IBM, The Travelers Companies Inc.
Education:	University of Pennsylvania, mba, Rochester Institute of Technology (RIT)

This borrower member posted the following loan description, which has not been verified:

Just moved from Atlanta to Georgia in January. In process of consolidating debt and would like to do under this loan

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1981	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	69
Revolving Credit Balance:	$17,057.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you please clarify if you moved to Atlanta, bought a home, and have a mortgage? And, did you sell your old house? Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $17,057.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at IBM? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	We are using loan to consolidate some credit card debt, and to help our monthly cash flow till December where I plan to sell options to clean up even more debt, including that $17,057 revolving. In addition in May/June next year I plan to sell enough options to pay off all of our debt leaving us with car payments and house and that is it. We sold our house in CT. @ a big loss, and bought a house in Atl. @ a much lower cost. We took a HUGE hit in 1st quarter of this year doing that, and would use this loan to free up cash flow. I'm a Vice President @ IBM and have been here 18 years, and plan to retire here.
Can you please contact lendingclub to have your income verified? I think you need to send them a W2 and paystubs. Thank you.	Yes, it is in process
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you. (sorry if this is a repeat, I didn't a reply, but your loan sounds familiar)	Yes it is in process

Member Payment Dependent Notes Series 434277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434277	$10,000	$10,000	8.94%	1.00%	August 19, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434277. Member loan 434277 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	General Motors	Debt-to-income ratio:	13.28%
Length of employment:	25 years	Location:	Brook Park, OH

Home town:	Cleveland
Current & past employers:	General Motors, NATIONAL ACME
Education:	Cuyahoga Community College District

This borrower member posted the following loan description, which has not been verified:

i would like to consolidate my two credit cards into one fixed monthly payments. then i'll detroy those credit cards. once and for all

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	45
Revolving Credit Balance:	$7,107.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could an you provide any more details on the debts you wish to refinance? (Your credit history shows a revolving credit balance of $7,107.) Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for General Motors? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Type your answer here. YES, I HAD ANSWERED THE QUESTIONS. BUT IF FOR SOME REASON THEY DID NOT FORWARD I WILL ANSWER THEM AGAIN. I WOULD LIKE TO CONSOLIDATE TWO CREDIT CARDS. ONE IS WITH CAPITAL ONE AND THAT IS FOR $7,107 AND THE OTHER IS WITH CHASE BANK AND THAT IS FOR $2,300. THE ONE WITH CAPITIAL ONE HAS A HIGH INTEREST RATE. I WOULD LIKE TO LOWER THAT RATE AND ONLY HAS ONE FIXED MONTHLY PAYMENT. WHICH WOULD BE BETTER FOR MY BUDGET. I HAVE ONE OTHER LOAN AND THAT IS WITH MY CREDIT UNION (BEST REWARD) WHICH HAS A BALANCE OF $5000. THAT COMES DIRECTLY OUT OF MY PAYROLL CHECK( $280 A MONTH). I LEASE MY CAR AND HAVE ONE AND A HALF YEARS LEFT ON IT($250 A MONTH). MY RENT ISS $705 MONTHLY. PHONE IS $80 MONTHLY. THERES INSURANCES FOR CAR, LIFE, RENTAL AND UTILITIES. MY MONTHLY DEBT IS ABOUT $2700 WITH OUT INSURANCES ,UTILITIES , FOOD AND GASOLINE. I'M A MAINTANCE ELECTRICIAN AT GENERAL MOTORS IN PARMA, OHIO. MY DUTIES ARE TO TROUBLE SHOOT, REPAIR, AND MAINTAIN PROUCTION LINE MACHINERY. I HAVE BEEN THERE TWENTY FIVE YEARS. FORTUNATLY OUR PLANT WILL REMAIN OPEN. I DO HAVE A PERSONAL SAVING PLAN AT WORK WITH IS HANDLED BY FIDELITY. I HAVE $68,000 AS OF NOW. I DO CONTRIBUTE EVERY WEEK THROUGH PAYROLL DEDUCTION. WHICH I HOPE TO USE WHEN I RETIRE. WHICH WILL BE A OTHER SIX YEARS. I ALSO HAVE A SMALL SAVING ACCOUNT WITH MY CREDIT UNION (BEST REWARD) WHICH I USE FOR EMERGENCY. IF YOU NEED ANY OTHER INFORMATION. I WOULD BE MORE THAN WILL TO PROVIDE IT FOR YOU. THANK YOU
Can you please submit information to lending club to have your income verified. Income verifcation helps us lenders feel more comfortable with your request. Please let me know when you have submitted the information. Thank you	Type your answer here. I WORK AT GENERAL MOTORS IN PARMA OHIO. IHAVE BEEN THERE TWENTY FIVE YEARS. I PRESENTLY MADE $32.73 AN HOUR. THATS $1309 A WEEK. I CAN GIVE YOU THE G.M. PLANT NUMBER 216 265 5000. FEEL FREE TO CALL AND ASK FOR THE PERSONEL OFFICE THEY WILL VERIFY MY EMPLOYMENT AND INCOME. I COULD FORWARD MY RECENT PAY STUB IT YOU TELL ME TO WHOM AND HOW. THANK YOU
What was the reason for the delinquency 45 months ago?	Type your answer here. THAT WAS A PERSONAL PROBLEM I WAS DEALING WITH AT THAT TIME. IT RELATES TO A ROUGH MARRIAGE THAT LASTED ONLY TWO YEARS. BUT TOOK ANOTHER TWO YEARS TO GO THROUGH OUR CUYAHOGA COURT SYSTEM. I HAD ALOT OF ADDED EXSPENSES AT THAT TIME. IT TOOK A LITTLE TIME TO RECOVER. BUT ALL IS WELL AND LIFE GO ON.

Member Payment Dependent Notes Series 434309

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434309	$10,250	$10,250	11.48%	1.00%	August 25, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434309. Member loan 434309 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Frehner Construction	Debt-to-income ratio:	11.13%
Length of employment:	4 years 3 months	Location:	Las Vegas, NV

Home town:	Missoula
Current & past employers:	Frehner Construction, CI Contractors
Education:	Montana Tech of the University of Montana, Montana State University-Bozeman

This borrower member posted the following loan description, which has not been verified:

My name is Blake. I'm 28, have a wife, 4 kids, and one on the way. I have a B.S. in Engineering and have been working within my degree since I graduated college in May 2005. I am successful in what I do and have been a salaried employed by the same company (minus a 5 month hiatus where I quit to work for another company) since I graduated. As a note, my company was more than willing to take me back, thank goodness. My situation is probably not unique from many other people's however one thing that is unique about me is that I respect and fulfill every debt that I have incurred. I have never had negative comments on my credit report and do whatever it takes to fulfill my obligations including taking second jobs and working as much as 100 hours a week or more. So you are probably wondering how I got to the point where I am writing this asking for a loan to pay off credit cards. When I married my wife she had a 2 year old son. At that point I had two years of college left. Within these two years, my stepson's father dragged us into court 4 times. Since college he has dragged us into court 2 more times. Attorney's fees stacked up fast and during college we had no other option. Either pay cash and be forced to live on credit or visa versa. Needless to say by the time I graduated and started my career we were already way behind the financial 8-ball and have not been able to recuperate. I feel probably like most, that there is no way out and no light at the end of the tunnel. I will not try a counseling scam and until now I had no knowledge of peer-to-per lending. I think the concept is brilliant. Why not help others that are willing to help you. Its a win win situation. I don't feel I have been irresponsible with my credit. I don't have "toys", expensive electronics (I salvaged our TV from my neighbors trash), or even go on vacation. Regardless, its to the point now where I need to see a light at the end of the tunnel. If I can see a date on a calendar where I know the debt will be gone that would be a great relief to me and my marriage. When I was growing up, the one thing I swore to myself was that I was going to be financially stable for my kids. I wanted them to grow up without worrying about money as I did. Not that my kids are old enough to worry about that now but if this continues I know I will fail. Whether or not you contribute to my loan request thank you for taking the time to read my note.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,268.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are requesting $20K, but show a revolving credit of $7,268. What is teh teh difference going for?	The amount shown on my report is not up to date. This month I had car issues with shocks and a broken power window. We have one vehicle so I couldn't delay the repairs. Not having $2K in cash my only option was credit card. Through the process of going to court so many times we have not been able to put all the attorney's fees on cards. The remainder of the loan would go towards this.
I suggest you have your income verified thru the Lending Club. This will increase Lender confidence.	Thanks for the advice, will do.

Member Payment Dependent Notes Series 434317

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434317	$10,000	$10,000	16.00%	1.00%	August 25, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434317. Member loan 434317 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,571 / month
Current employer:	County of San Mateo	Debt-to-income ratio:	10.30%
Length of employment:	3 years	Location:	San Mateo, CA

Home town:	Saigon
Current & past employers:	County of San Mateo, Blockbuster
Education:	San Francisco State University

This borrower member posted the following loan description, which has not been verified:

Please contact me. I would like to consolidate my debt into one payment without taking a massive hit to my credit score. I am currently employed full time.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	22
Revolving Credit Balance:	$15,735.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact lendingclub to have them verify your income? I think you need to send them a w2 or paystubs to do so. Also can you explain how you acquired your debt, what your monthly expenses are, and if you plan to add more debt? Thank you.	I will contact lending club on August 14, 2009. I acquired my debt through moving out and helping my girlfriend with some personal and family issues. My monthly expenses consist of rent, food, and a car payment. Rent is $800.00 monthly. My groceries cost me about $500.00-600.00 a month. My car payment with insurances costs me 400.00 monthly. I do not plan on acquiring any other debt. I have stopped use of all cards that I currently have.
What is the position you currently hold with County of San Mateo? Can you please explain the delinquency from 22 months ago? What caused it?	I am a benefits analyst with the county of San Mateo. The delinquency from 22 months ago I believe stemmed from a missed credit card payment.

Member Payment Dependent Notes Series 434336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434336	$4,000	$4,000	16.00%	1.00%	August 19, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434336. Member loan 434336 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Grainger Industrial Supply	Debt-to-income ratio:	14.61%
Length of employment:	2 years	Location:	Montgomery, AL

Home town:	Orange Park
Current & past employers:	Grainger Industrial Supply, Target Stores, Old Navy
Education:	Auburn Univeristy

This borrower member posted the following loan description, which has not been verified:

Lenders, I am completing this ad in hopes to gain the loan amount requested to pay off my wife's credit card debt. I have a good credit rating(above 700-was 768 with transunion and 706 with experian) with a low DTI(approximately 17%-I earn $67,000 annualy) and the ability to pay monthly payment but we just do not have the liquid assets to pay off her debt by ourselves. I have tried to get an unsecured loan but was turned down 2 times already. Two years ago I used my 401K to pay off my credit cards as a settlement to regain my financial security and it has worked! But, the lenders I have tried the last 2 days have denied my application because of this. We will use the collected money to pay off her debt once and for all. We are good people who are ready to take financial control of our situation and your assistance is greatly appreciated! This is the first that I have tried a social lending site such as this and if you have any questions or concerns please let me know, I am an open book! I appreciate your faith and giving!

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,478.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving balances at $1,500, but you are looking for a $14,000 loan. Can you provide more details (numbers) on the debt you're trying to pay off? What are your monthly expenses? Or rather, what makes you so illiquid?	My balance will be paid off in full by end of september. The $14,000 is to pay off my wife's credit card balance($13,860). Other monthly expenses include: our two car payments, 2 private school tuitions, life insurance and then misc stuff. Our biggest issue has been budgeting and we are now on the Dave Ramsey system for the past 3 months and we are seeing a dramatic difference in our ability to begin saving. I hope this asnwers your question.

Member Payment Dependent Notes Series 434340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434340	$10,000	$10,000	18.43%	1.00%	August 20, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434340. Member loan 434340 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	UBS Investment Bank	Debt-to-income ratio:	12.51%
Length of employment:	3 years 1 month	Location:	Nanuet, NY

Home town:	Nyack
Current & past employers:	UBS Investment Bank
Education:	SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

Dear Lender, I currently have 5 credit cards which all have low interest rates, but as of last month 2 of my larger cards ($5000 balance on each) switched over to the standard 23.95% APR because the introductory 0% offer expired. From looking at my credit history you will see that I do not have a single late payment on any of my credit card or auto loan accounts. I am looking to consolidate all of my credit card balances into one fixed loan through LendingClub.com. Thank you, Borrower

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,337.00	Public Records On File:	0
Revolving Line Utilization:	96.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you tell us what the difference in payments will be for you after consolidation? Are you planning any other major purchases in the next three years? Would you verify whether you own your home or live rent free? Thanks so much and good luck with your loan.	Lender, The payment would be roughly the same after consolidation. The reason for consolidation is instead of paying several revolving cards I would make one fixed payment to LendingClub.com and have all my credit card debt paid off within the 36 month term (while paying a lower interest rate). Not planning any major purchases within the next 3 years. Currently live with my father (rent free) in a 2 family home and have no plans on moving anytime soon. Regards, Borrower
Can you please contact lendingclub to verify your income. I think you need to send them your w2 and or paystubs. Also can you explain what you do and how you acquired 12K of debt. Also why are you asking for 20K when it looks like you have 12K in debt? Thank you.	I work as a Foreign Exchange Analyst for UBS Investment Bank. Basically an operations role which handles post trade settlement for currency deals executed with our Investment Banking department. Acquired roughly 13k of credit card during college for miscellaneous expenses (mostly books, utility payments, meal plans, some tuition, etc...). I borrowed $5000 from a family member for a down payment on a car upon graduating in 2006. I do not have an issue with repaying the credit card debt or the borrowed money over time, I would just prefer to pay off and close all the lines/loans now and just pay 1 fixed payment to LendingClub.com instead of 6 different payments. Aside from that the interest on 3 of my cards is between 24% and 27%. I will be forwarding W2s to LendingClub for verification.
I'm interested in loaning you money if you have your income verified. Once you do that, would you mind responding to this message so I know to come back and invest? Many thanks!	Working on the verification process as we speak.
You seem to have a high interest rate on this loan request yet your credit history, income and debt do not seem to warrant such a high rate. Any idea why? Thanks	Some of my cards had introductory 0% aprs which have now defaulted to nearly 24%. The main objective of the loan is to consolidate the multiple revolving accounts into a single payment, while also lowering the interest rate.

Member Payment Dependent Notes Series 434368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434368	$10,500	$10,500	8.94%	1.00%	August 19, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434368. Member loan 434368 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Hilton Hotels	Debt-to-income ratio:	2.84%
Length of employment:	2 years	Location:	Clearwater, FL

Home town:	Maryland
Current & past employers:	Hilton Hotels, Winestyles
Education:	University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

My wife and I are super responsible, and have the income and credit to show that we will pay off this loan. We just recently paid off our car early, and usually put around $1000 per month into our savings. Since we had a fire at our house, we have been saving money for the repairs, and have been living in a damaged home. We have started doing some of the work with our savings. However, Bank of America will not release all of the insurance money to us until we have completed what they see as 50% of the work. This loan would get us to that point.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,257.00	Public Records On File:	0
Revolving Line Utilization:	15.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please submit information to lending club to have your income verified. Income verifcation helps us lenders feel more comfortable with your request. Please let me know when you have submitted the information. Thanks you	Absolutely. I just need to learn more about the income verification process.
Did B of A release the first 50% of the insurance money to you? I'm sorry about your fire. It must be terrible living with the damages.	Yes, we used it for demolition, permits (including an architect and engineer), and replacement of blown out windows, etc. We are now using the remaining amount to begin rebuilding.

Member Payment Dependent Notes Series 434370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434370	$10,000	$10,000	11.48%	1.00%	August 24, 2009	August 26, 2012	August 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434370. Member loan 434370 was requested on August 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Sunoco Inc.	Debt-to-income ratio:	21.81%
Length of employment:	9 years 8 months	Location:	webster, NY

Home town:	Rochester
Current & past employers:	Sunoco Inc.
Education:	Monroe Community College, ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

Last year I bought a single house as Investment. I was hoping that after I was done remolding the rental I would be able to take out a home equity but most banks only give out home equitys on your primary resident and other banks only want to loan out 40,000.00 and up. I have good credit and would like to borrow 10,000.00 to pay off the credit card that I used. The loan can be for 36 months, 48 months or 60 months.

A credit bureau reported the following information about this borrower member on August 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,443.00	Public Records On File:	1
Revolving Line Utilization:	42.60%	Months Since Last Record:	85
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 434553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434553	$7,500	$7,500	16.00%	1.00%	August 21, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434553. Member loan 434553 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Norwegian Cruise Line	Debt-to-income ratio:	11.53%
Length of employment:	5 years 10 months	Location:	Miami, FL

Home town:	Queens
Current & past employers:	Norwegian Cruise Line, International Shipping Partners, Carnival Cruise Line
Education:	The Art Institute of Fort Lauderdale Inc.

This borrower member posted the following loan description, which has not been verified:

Hi, the money would be toward upgrading my new apartment (kitchen, bathroom, floors) and paying off 2 bills. thanks, Diana

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	26
Revolving Credit Balance:	$10,692.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why exactly are you paying to upgrade your apartment? Major appliances in an apartment are responsibility of the landlord.	Hi, the apartment was a short sale I bought at a great price but it was stuck in the 1970's. Had to gut the 35 year old bathrooms, out dated kitchen and appliances with rust and knock down old fashioned 1970's mirrors with frames. I have done major work on my own with my brother. I have pictures if you would like to see the inside. Once fixed I can actually sell the place for double the price but I will live in it with my mother instead. Thank you, Diana
Hello - I am interested in funding your loan and had the following questions in this regard What kind of work do you do for Norwegian Cruise Lines? With the current economy, is your job at risk of being downsized? Your credit profile indicates a revolving credit amount of $10,692. How much of this was expenses related to work already done on the apartment? All the best on your loan request.	Hi, I am a Director of Fleet Personnel for the Deck and Engine. I (my team) recruits, schedules and administer the Officers and crew onboard which is approx. 3,000 onboard and on vacation. My position has not been a risk for elimination since we're the core dept to providing D&E officers and crew onboard. No Captain or Chief Engineer, no cruise vacations. The short sale of the apt (2 story Penthouse) was a great deal ($186,000) and without the upgrades, I could've easily sold it at $350,000 which 8th and 12th floor apts were going for. I don't want to sell it now but live in. The apt was stuck in 1970's and removing mirrors, old paperwalls, bathrooms, tiles and kitchen was a more than I had thought from my own money. I was asking for more $ but for now I can do with what I was approved for and work on the apt slowly, just get the main items updated (kitchen, floor, bottom guest bathroom and at least the master bedroom bathroom. Thank you for your help and your question and please let me know if you need additional information and/or pictures. Diana
I'm interested in funding your loan. But have a question: Could you please explain this in your credit report: Months Since Last Delinquency 26 Thanks!	Hi, I'm not sure exactly your question but I think there were a couple of issues when the I was short of $ for some time due to the fact that the original bank for the short sale gave us one figure to put down so I was shuffling some accounts around to make ends meet. Put down $5,000 and they had mentioned it would be $0. I'm squared away now so I hope this will not effect the loan. Also, I'm disputing two accounts on one of my reports that are not mine. Please let me know if you need additional information and thank you. Diana
Can you explain your delinquency from 26 months ago? What caused it?	Hi, I was making 1/2 of what I'm making now as I was promoted around that time making now $95,400 per year and my mother at the same time retired 2 years ago so i was juggling a couple of issues at the same time. thank you, Diana

Member Payment Dependent Notes Series 434575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434575	$10,000	$10,000	14.26%	1.00%	August 25, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434575. Member loan 434575 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	hsbc bank, na	Debt-to-income ratio:	15.92%
Length of employment:	2 years	Location:	washingtonville, NY

Home town:	brooklyn
Current & past employers:	hsbc bank, na, JPMorgan Chase & Co., td banknorth, M&T Bank Corp.
Education:	suny new paltz

This borrower member posted the following loan description, which has not been verified:

looking for financing to consolidate some credit card debt and cover wedding expenses.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,282.00	Public Records On File:	0
Revolving Line Utilization:	85.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What line of work are you in at HSBC? Are you willing to have your income verified by lending club?	vice president--commercial lending. salary base salary is $85K plus commissions and $12K from child support.
08.16.2009 Am interested funding up to $1,500 of your requested $10K personal loan. 1. Revolving credit is 28K but only requesting $10K personal loan. Why not full $28K debt consolidation at lower interest rate? 2. Your monthly mortgage? (P+I+T+I) 3. Your monthly normal living expenses? (Car, gas, food, utilities, entertainment, etc.) Good luck with your loan.	I converted $22K of the revolving debt to a fixed rate loan at 9% with bank of america. Monthly mortgage payment including taxes is $2366. Monthly living expenses $3500. Fiance also lives with me and contributes $1500 to monthly living expenses as well.

Member Payment Dependent Notes Series 434585

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434585	$5,500	$5,500	14.61%	1.00%	August 25, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434585. Member loan 434585 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,566 / month
Current employer:	International Speedway Corporation	Debt-to-income ratio:	8.04%
Length of employment:	4 years 3 months	Location:	DAYTONA BEACH, FL

Home town:	Derby
Current & past employers:	International Speedway Corporation, CyberBest Technology
Education:	Manchester Metropolitan University

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt to one payment rather than multiple ones. I have been through a messy divorce where the ex max'd out the joint credit cards and this left me borrowing in the short term on a couple of credit cards that I need to reduce. This loan amount is only 13% of my annual salary and I'm expecting about half of this amount back in a tax refund next year. I own my home and I will have my automobile repaid in a couple of years. My real need is just to get through this rough time while I repair the damage done, it feels embarrassing to have to go to this length but I think this is the most sensible path to take.

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,841.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $7,841.) Do you have any other outstanding debts, like a home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the International Speedway Corporation? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Good luck!	I have 3 credit cards - Capital One, $450; Wachovia, $2,500; Bank of America, $2,300. My other revolving debt is a home improvement loan for a whole-house water softener. This was reported as a line of credit so I'm working with the credit reporting agencies to have this corrected. My other debt is the auto loan I mentioned in my description and my mortgage. I have no alimony or chid care costs or anything like that. I have debt in the UK from a student and graduate loan that got me my honors degree and flight out to the States. Those amount to $750 a month and will be repaid December 2010. I'm a programmer analyst for ISC. If you visit racetickets.com to purchase tickets then you will be interacting with what I do. On the back-end there's a lot of financial and inventory reports that are emailed as a pdf to directors, track presidents, etc and I create and set those up. I have a savings account but to be honest it's quite scarce. I have a 401(k) with work that has about $20,000 but it has strict rules where I can only change my investments every year and I can't withdraw or loan against it unless I'm in foreclosure or have medical bills. I don't ever intend to need a hardship loan like that. I have done the process for income verification, hopefully that will update soon. I hope I've answered your questions - if you need to know anything else then please let me know. Thanks!

Member Payment Dependent Notes Series 434596

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434596	$4,900	$4,900	11.14%	1.00%	August 20, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434596. Member loan 434596 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,508 / month
Current employer:	Chase Bank	Debt-to-income ratio:	24.38%
Length of employment:	3 years	Location:	BUENA PARK, CA

Home town:	Huntington Beach
Current & past employers:	Chase Bank, Washinton Mutual, Countrywide Financial Corp.
Education:	Ventura College

This borrower member posted the following loan description, which has not been verified:

Refinance the AIG Personal loan. Interest rate is 27%

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,378.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your PITI? How much is you HOA if any? How much do you spend on utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents? Whats your current position at chase? Are you paid salary or commission based? whats your balance with AIG? (American General?)	Type your answer here.Type your answer here. I don't have PITI or HOA because I rent. I pay $500 in rent each month. No utilities. Gas for my car is about $80 a month and insurance is $100. On going is a cell phone bill at $70 a month. No dependents. Posistion at Chase is Assistant Branch Managaer. Pay is salary and commission. 80% salary, 20% commission. My babalnce at AIG is $4792.01 as of last statement.Type your answer here. I don't have PITI or HOA because I rent. I pay $500 in rent each month. No utilities. Gas for my car is about $80 a month and insurance is $100. On going is a cell phone bill at $70 a month. No dependents. Posistion at Chase is Assistant Branch Managaer. Pay is salary and commission. 80% salary, 20% commission. My babalnce at AIG is $4792.01 as of last statement.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Chase Bank? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Gas for my car is about $80 a month and insurance is $100. On going is a cell phone bill at $70 a month. No dependents. Position at Chase is Assistant Branch Managaer. Pay is salary and commission. 80% salary, 20% commission. Will verify income. Do have a savings account.

Member Payment Dependent Notes Series 434607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434607	$4,000	$4,000	7.74%	1.00%	August 25, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434607. Member loan 434607 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Kushbo Inc.	Debt-to-income ratio:	15.60%
Length of employment:	4 years 6 months	Location:	Modesto, CA

Home town:	Delhi
Current & past employers:	Kushbo Inc.
Education:	San Francisco State University, Golden Gate University at San Francisco, San Francisco City College

This borrower member posted the following loan description, which has not been verified:

Pay off higher interest debt from another loan. I have a very good credit history and have a steady job and income.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	48
Revolving Credit Balance:	$866.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you recall what your delinquency was four years ago?	Yes, I remember. I co-signed on a car loan for a friend to get a new Toyota car. He was late on the one payment and I found out later when the lender called me. He took care of the payment and it never happenned again.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the higher interest loan you wish to pay off? (Type of loan? Current balance? Interest rate? Payment terms?) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Kushbo Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The higher interest loan debt is around $3900 and interest is around 13%. I do not have a car loan as it is paid off. I do have a student loan as I am currently in a Masters Grad program. I am a restaurant manager, and I work full-time. I do not have any kind of emergency fund. Monthly Expenditures: Rent - 800 Car Expenses - 200 Utilities - 120 Credit Card - 300 Student Loans - 500 Food - 300
Hello, Can you please expound on the source of the last loan, and describe the delinquincy 4 years ago. Also, what are your monthly expenditures? Thank you.	The delinquincy was due to a friend being late on a car payment. I co-signed for my friend to get him the car loan. He then made the payment and paid the car off. Monthly Expenditures: Rent - 800 Car Expenses - 200 Utilities - 120 Credit Card - 300 Student Loans - 500 Food - 300

Member Payment Dependent Notes Series 434611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434611	$10,000	$10,000	8.94%	1.00%	August 20, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434611. Member loan 434611 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	State of California	Debt-to-income ratio:	23.64%
Length of employment:	16 years 4 months	Location:	Bakersfield, CA

Home town:
Current & past employers:	State of California
Education:

This borrower member posted the following loan description, which has not been verified:

LIke other banks lately, Am Ex has decided to raise our rate despite the spotless payment history. I no longer care to patronize them. I work hard for my money and dislike being taken advantage of.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,304.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you have your income verified with Lending Club. This will increase lender confidence.	That isn't a problem...how do I go about doing such?
Could you verify your income with LendingClub?	Can you tell me how to do this?

Member Payment Dependent Notes Series 434616

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434616	$4,200	$4,200	13.92%	1.00%	August 19, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434616. Member loan 434616 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,583 / month
Current employer:	Myself--Childcare	Debt-to-income ratio:	23.05%
Length of employment:	2 years 3 months	Location:	Allen, TX

Home town:	Albuquerque
Current & past employers:	Myself--Childcare, Sephora
Education:	Ogle School of Hair Skin and Nails

This borrower member posted the following loan description, which has not been verified:

I am in need of this loan due to a troubled car. The car I currently have is slowly falling apart and financially I cannot continue to put money into it. I need something thats is newer and in better condition but do not have the funds available all at once to obtain one. My credit history is pretty good. While I do have several lines of credit extended I have always made the payments in a timely manner and above the minimum payment. This loan would truly help me in my current situation.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,483.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are you current monthly expenses (rent, car payments, health care, etc.)? Thanks.	I currently am only paying 2 credit cards about $100-150 per month. I pay about $250.00 towards a student loan and pay my cell phone bill which is never more than $160.00. I am currently living at home with my parents so that I can just focus on paying down my loans, so I do not pay rent.

Member Payment Dependent Notes Series 434625

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434625	$2,500	$2,500	17.04%	1.00%	August 20, 2009	August 27, 2012	August 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434625. Member loan 434625 was requested on August 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,811 / month
Current employer:	MEFCU	Debt-to-income ratio:	0.00%
Length of employment:	12 years 7 months	Location:	Hyattsville, MD

Home town:	Richmond
Current & past employers:	MEFCU
Education:

This borrower member posted the following loan description, which has not been verified:

I started making jewelry in 2006 and got such an overwhelming response from friends and family that I decided in 2008 to begin selling jewelry. All of my items are handcrafted and are all labors of love. I plan to use the proceeds from the loan to advertise my business and to buy supplies and equipment. I have a web site that I created (www.justnichelle.com) and I sell my jewelry on etsy.com. I need to get the word out to increase traffic to my site and make more online sales. I can purchase one year's worth of advertising on etsy.com for app. $1K. Each time that I have bought advertising on etsy.com I have seen my site traffic increase greatly. Using this loan I can purchase advertising space consistently. The other $1500 will be used to purchase equipment and supplies.

A credit bureau reported the following information about this borrower member on August 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am happy to invest in you. Love handcrafted items. I will look you up. If you are interested there is also a site called eCrater.com. It is totally free with Google attributes. I love etsy.com am also on there and eCrater.com	Hello dianehannah. First I want to let you know that I appreciate your investment. Thanks so much for the tip about eCrater.com. I will definitely check them out.
I would like to help fund your loan, but have a few questions. Is making jewelry your second job? And, will you continue to work full time at your current job? What kind of company is MEFCU? And , can you give a short description of what you do there? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) (Your jewelry looks very nice. Good luck!)	Hello StocksMan. Jewelry is my second job and I will continue to work full time at my current job. MEFCU is a financial institution and I work in the IT department as an IT operational manager. Making jewelry relaxes me :-). I have a separate business account where I keep funds devoted to my business only. I am definitely willing to verify my income and will contact Lending Club to get the necessary instructions. Thanks for the compliment about my jewelry.
Hello, Would you be willing to verify your income with Lending Club? Thanks!	Hello tp16. Yes, I am willing to verify my income. I am going to contact Lending Club to get the instructions on how to do this. Thanks!

Member Payment Dependent Notes Series 434733

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434733	$3,375	$3,375	17.04%	1.00%	August 20, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434733. Member loan 434733 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	SouthBridge EMS	Debt-to-income ratio:	22.75%
Length of employment:	7 months	Location:	ALIQUIPPA, PA

Home town:	Indiana
Current & past employers:	SouthBridge EMS, Priority One EMS, Valley Ambulance Authority
Education:	University of Pittsburgh-Main Campus

This borrower member posted the following loan description, which has not been verified:

In need of this loan to pay the University of Pittsburgh for education.

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,521.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do? What degree did you get from U of P? Thank you.	I am a Paramedic. I have graduated from the University's paramedic program, which is a diploma. I am attending one more full time year at the University to recieve a Bachelor's Degree in Emergency Medicine so I will have the credentials to teach new Paramedics in the future.
Thank you for your reply. Does that mean that your current income is not full time? What are your current expenses? Thank you.	My income is full time. I am working full time as well as taking on two full time semesters in school. I need to remain full time in working to cover car and house expenses (I rent) as well as the associated bills. Additionally, the more experience I receive as a full time paramedic the more experience I can one day convey to students I wish to teach.
Hello, would mind listing your expenses?	Rent for townhouse; associated bills for home; Car payment; Car insurance.

Member Payment Dependent Notes Series 434740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434740	$2,000	$2,000	13.22%	1.00%	August 20, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434740. Member loan 434740 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$333 / month
Current employer:	Publix Super Markets	Debt-to-income ratio:	6.00%
Length of employment:	11 months	Location:	New Port Richey, FL

Home town:	New Port Richey
Current & past employers:	Publix Super Markets, McDonald's
Education:	Pasco-Hernando Community College

This borrower member posted the following loan description, which has not been verified:

Need to finish college and get my Bachelors in elementary education.

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$598.00	Public Records On File:	0
Revolving Line Utilization:	54.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. How long before you receive your Bachelors degree? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Good luck!	Right now I'm trying to complete my Associates degree which I will receive the semester after this one. I do have student loans but I don't have to pay on them until after I graduate. Currently my monthly expenses total $250. I will verify my income with Lending Club. Next month I will be getting married with everything paid for. My fiancee will be deploying the beginning of January and we will be able to pay off all our loans within a few months. If you have any more questions please let me know the deadline for registration is next week and I don't want to miss this semester. Thank you.
You put your income at $333/month. How do you plan on paying an additional $68/month on top of your current expenses of $250? That total comes out to $15 below your gross monthly income.	I only put down what I make. I also have my mother and fiancee who help support me. My fiancee will be deploying in January and will make more than enough to pay off this loan and my other student loans.

Member Payment Dependent Notes Series 434770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434770	$10,000	$10,000	15.31%	1.00%	August 24, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434770. Member loan 434770 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	Hot Topic	Debt-to-income ratio:	17.45%
Length of employment:	6 years 3 months	Location:	Kissimmee, FL

Home town:	San Juan
Current & past employers:	Hot Topic, FYE
Education:	Bayamon Central University

This borrower member posted the following loan description, which has not been verified:

Please help me become debt free. I assure you all my payments will be on time. I want to start saving money for my daughter's college education (she's 2 years old now) but with all my payments is almost impossible for me to achieve this. Please help a responsible mother achieve her dream of giving her daughter an education.

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	65
Revolving Credit Balance:	$11,747.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Hot Topic? Can you verify your income by sending w2s/paystubs to Lending Club? What are your monthly expenses (mortgage, car payments, child care, health care, etc.)? Do you have a spouse and if so, how much does your spouse make each month?	I've been a store manager for Hot Topic for the last 6 1/2 years. I'm going to fax over my last paystub, copy of my ID, utility bill and my w2. I pay half of our mortgage so it is $440 a month, utilities is around $200 more. Childcare I don't have to pay because is my mother who takes care of my little girl. My husband makes almost the same amount I make a month but our finances are completely separate, he's not going to be involved with this loan if approved. Let me know if you need anything else. Thanks, Carmen Marrero

Member Payment Dependent Notes Series 434778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434778	$9,800	$9,800	8.59%	1.00%	August 20, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434778. Member loan 434778 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	State Compensation Insurance Fund	Debt-to-income ratio:	13.50%
Length of employment:	7 years 4 months	Location:	Los Angeles, CA

Home town:	Glendale
Current & past employers:	State Compensation Insurance Fund
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

I plan on using the borrowed money to refinance my credit card with Bank of America. I recently had bad customer service experience with them and honestly, I'm fed up with them. I'm very hurt that they would not negotiate lowering my interest rate, when I've always paid timely. To top that off, I was talked to poorly and treated as if I were irresponsible, which I am not. So instead, of doing business with a company with poor customer service. I'd rather try peer to peer lending. My goal is to get out of debt and focus on my family! I am a very responsible person. I have worked for the same stable company for the last 7 years. Please help me out...you will not regret it.

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,216.00	Public Records On File:	0
Revolving Line Utilization:	20.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $10,216.) Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the State Compensation Insurance Fund? And, will the California state budget crisis have any affect on your agency or job? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have two credit with balances: Bank of America and Sears. My B of A has the $9800 balance, while Sears has a balance of $405.90. I'm not going to consolidate the Sears balance, since It's a 0% interest rate. I'll pay that off by December 2009. I do have a car loan, my remaining balance is $6805.41, my monthly payment is $195.96. I'd round my monthly expenses to be about $2300. This includes, my two credit cards, car loan, student loan of $167 per months, groceries, gas, cell phone, life insurance, gym membership. I take home about $3100.00. a month. I moved in with in-laws about two months ago, so we're not paying rent, contributing $300 per month for utilitites. I'm a claims adjuster with State Fund. I basically manage claims. Make sure injureds are getting the correct medical treatment,prescriptions,diagnostics. Determine whether to accept/deny the claim. Negotiate settlement. As of right now, State Fund is being furloughed. However, we're going to court and expect the furlough to be lifted, since State Fund if financially independent from the State of California. The furlough has already been lifted on State Fund's attorneys. The attorneys of State Fund have a separate union, which fought the furlough and won. The Governor put in the budget that their will be a sale of State Fund. But, honestly, no one seems conerned about it here at State Fund. They say that historically, other governors have tried to sell State Fund but after examining the laws and the impact it will make on California's economy, it falls through. I currently have $3000.00 in savings. I'm am willing to verify my income. I'll contact Lending Club to verify.
Hello SCIF person!! I worked in the Long Beach office over (ahem) 30 years ago as an adjuster and graduated from CSULB. Love to help you out, but you need to contact Lending Club and get your income verified. This will encourage a lot of lenders (including me).	Thank you very your advice. I will get my income verified. I'm completely new to this experience :)

Member Payment Dependent Notes Series 434811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434811	$7,500	$7,500	12.18%	1.00%	August 19, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434811. Member loan 434811 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	The Doe Run Company	Debt-to-income ratio:	9.04%
Length of employment:	6 years	Location:	Salem, MO

Home town:	Tacoma
Current & past employers:	The Doe Run Company, United States Navy
Education:

This borrower member posted the following loan description, which has not been verified:

I'am respectfully requesting a loan to pay off my Discover Credit Card. I currently make 300 to 400 dollar montly payment towards my account and can't seem to make a dent in my account. I accure finance charges of 100.00. My desire is to pay off this amount in 24 to 30 months or sooner.

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,431.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,431.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Doe Run Company? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will be paying off all my credit card balances, I only have 1 credit card balance. I recently refinanced my mortgage to a lower rate and subsequently was able to pay off revolving account, this refinance was closed at the end of July. I have a auto loan of 460.00 monthly and mortgage payment of 967.47. I have a savings account with a balance of approx 2500.00 Total monthly expenses of about 1100.00 I work as a underground miner performing drilling operations such as drilling holes to be loaded with explosives to extract the ore for processing. I would be willing to verify my income.
Are you willing to have your income verified by lending club? What are your monthly expenses? Do you have a savings account for emergencies?	I would be willing to verify my income. I have a savings account of approx 2500.00. Auto loan of 460.00/month, Mortgage of 967.47/month, Food and utilities of 1200.00/month

Member Payment Dependent Notes Series 434835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434835	$9,000	$9,000	15.65%	1.00%	August 25, 2009	August 28, 2012	August 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434835. Member loan 434835 was requested on August 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,083 / month
Current employer:	Parker Jewish	Debt-to-income ratio:	16.35%
Length of employment:	2 years 8 months	Location:	ELMONT, NY

Home town:	Kingston
Current & past employers:	Parker Jewish
Education:	Laguardia community college

This borrower member posted the following loan description, which has not been verified:

I would like this loan amount to pay off my credit cards. I am a student and a fulltime employer i used my cards for books and school fees, in the past and at times for food. I am a very relaible person and will pay for my loan. I have been paying for my credit card and was never late but it so hard paying different minium payment on each card when i could just make one full monthly payment on all cards. I would greatly appreciate this loan it would help me a great deal.

A credit bureau reported the following information about this borrower member on August 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,771.00	Public Records On File:	0
Revolving Line Utilization:	36.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. What are you studying and when will you graduate? Can you please describe your employment? Thank you.	I am study nursing a laguardia community college i am hoping to graduate within the next 2yrs, right now i am doing my general education classes, hope to transfer in to the clinical at york college next year where i will be able to obtain my BSN. I am a Liscence Nurse aide at my job which is a nursing home and a rehabilitation facility,I take care of the elderly and help patients recovery from there injuries so the could be home with there love ones.

Member Payment Dependent Notes Series 434850

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434850	$14,000	$14,000	8.59%	1.00%	August 19, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434850. Member loan 434850 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Mothers' Club Community Center	Debt-to-income ratio:	11.11%
Length of employment:	6 years 6 months	Location:	LA CRESCENTA, CA

Home town:	Trenton
Current & past employers:	Mothers' Club Community Center
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

Consolidating credit card debt for one payment and lower interest rate.

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,647.00	Public Records On File:	0
Revolving Line Utilization:	11.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $15,647.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Mothers Club Community Center? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, the loan will be used to pay off my family's credit card debt and enable us to have a lower monthly payment and therefore more cash in our savings account to use for car repairs, clothes and other items that creep up on you when you are on a tight budget. As a young family with two kids under 5, we made tough choices early on that enabled one of us to always be home with our kids, but unfortunately left us with debt that we have not yet been able to reduce, because of course once you're in it and trying to pay it off, you don't have the cash on hand to pay for the big items when they arise so you end up charging them. It's a vicious cycle. Now, we have finally paid off our cars and are done with daycare, so our monthly expenses are significantly lower than they were just 3 months ago. We are finally in a position to simplify our payments and pay it off. I do have a small student loan, but it is only $73/month. Our two cars are paid off fully. I am the Development Director at a small non-profit - I rasie the money. I have been there for 6+ years. We do have a small savings and each have an IRA. I would be happy to verify my income and my husband's. Thank you for your interst.
Hello, What is your position at Mother's Club Community Center. Thank you	I am the Development Director - I raise the money - about $1 million each year.

Member Payment Dependent Notes Series 434914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434914	$7,500	$7,500	7.74%	1.00%	August 21, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434914. Member loan 434914 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Self Employed	Debt-to-income ratio:	22.37%
Length of employment:	7 years 2 months	Location:	Victorville, CA

Home town:	Los Angeles
Current & past employers:	Self Employed
Education:

This borrower member posted the following loan description, which has not been verified:

I have been with this particular company for the last 8 yrs. My credit score is "excellent", and I have never been late or even missed a payment. I have been trying to pay off this balance, and I stopped using the card so I could get better control. Due to no fault of my own they raised the APR from 7.99% to 17.99%. At this rate it will take me forever to get myself out of debt. I contacted the company to try and lower it, they did, but not to my satisfaction and only for the next 6 months. I need your help in getting a better grip on this situation. What can you do for me???

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1973	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,800.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.16.2009 1. You show employment as self-employed. Please explain what is your line of work, business services, etc. that you self perform? 2. Your monthly mortgage payment? (P+I+T+I). 3. Your monthly normal living expenses? (Car, gas, food, utilities, etc.) Good luck with your loan request.	I am semi retired and on Social Security. Also, for the last 7 years I have been a personal chef to a private home working 4-5 hours a day. I also work from home sewing custom drapery. My current mortgage payment is 273.00 a month. My living expenses total $1200. a month. And I spend $30 on gas every 2 weeks.
Currently, how much are you paying down on the card each month? How much do you receive each month in Social Security and how much do you receive as a chef?	I am paying between $350 and $400 a month on this bill. SS is $1347 and I get another $200 a week from chef position and the sewing is sporatic, maybe $75 a week at the most right now. The economy is such now that no one wants anything unless they really need it.

Member Payment Dependent Notes Series 434919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434919	$3,000	$3,000	8.59%	1.00%	August 19, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434919. Member loan 434919 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	wrico	Debt-to-income ratio:	3.72%
Length of employment:	5 years	Location:	SANDWICH, MA

Home town:	sandwich
Current & past employers:	wrico
Education:

This borrower member posted the following loan description, which has not been verified:

parts

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1982	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,074.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you expand upon your loan description? All you said was "parts".	The loan will be used to pay for a part called a SRM powermeter. It is a device the is used to mesure power output, heart rate,speed and distance for bicycle racing.
I would like to help fund your loan, but have a few questions. Would you care to elaborate on what kind of parts you are referring to? And, why you are requesting a loan for these parts? Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at wrico? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The loan would be used to pay for a Srm powermeter, which is a part for a bicycle that mesures power output,speed,distance and downloads it all to a computer to be analized. I have a car loan that I take care of and my wife takes car of the home loan. At wrico I am a Hvac installer/service person I install and work on Air conditioning, boilers,furnaces,and radiant flooring. I have no problem verifing my income. Thanks
*What does your wife do and how much does she make each month? *What is your total household income each month after taxes, health insurance, 401k, etc. *How much do you pay each month in expenses (mortgage, car, electricity, etc.).	total household income is around $5500 a month after taxes . My boss covers all our health insurance. Monthly expensenses are around $3500. My wife is a barber.

Member Payment Dependent Notes Series 434932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434932	$8,500	$8,500	12.18%	1.00%	August 20, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434932. Member loan 434932 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,783 / month
Current employer:	Graham-Pelton Consulting	Debt-to-income ratio:	6.80%
Length of employment:	4 years 11 months	Location:	Roselle Park, NJ

Home town:	Beacon
Current & past employers:	Graham-Pelton Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate my American Express card as I just receive a letter from them that my APR is going up from 11.24% to 13.99% and my Citi Card which is 25.99%

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	5
Revolving Credit Balance:	$58,907.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.16.2009 1. Your position description at Graham-Pelton Consulting? 2. Your monthly mortgage payment? (P+I+T+I)l 3. Your monthly normal living expenses? (Car, gas, food, medical, utilities, etc.) 4. Your requesting $8,500 debt consolidation loan but revolving credit shows $58,907. Please xplain difference? Good luck with your loan request.	We have a Mortgage and a HELOC with Wells Fargo - the HELOC has a 49,000 balance with a fixed rate. When we took our mortgage, we took the HELOC to avoid the PMI.

Member Payment Dependent Notes Series 434971

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434971	$4,000	$4,000	11.83%	1.00%	August 19, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434971. Member loan 434971 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	hablinski manion architecture	Debt-to-income ratio:	8.44%
Length of employment:	1 year 8 months	Location:	west hollywood, CA

Home town:	Forest Hills
Current & past employers:	hablinski manion architecture, kean williams giambertone, milo kleinberg design
Education:	University of Rochester

This borrower member posted the following loan description, which has not been verified:

This loan is for a private party used motorcycle purchase.

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	21
Revolving Credit Balance:	$8,459.00	Public Records On File:	0
Revolving Line Utilization:	63.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What is the primary reason for the motorcycle purchase? Do you have any other outstanding debts? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform at Hablinski Manion Architecture? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	- Primary reason for a motorcycle purchase is to enjoy motorcycling ( I owned a motorcycle several years ago) and have a cheaper mode of commute and transportation. I am selling my used 1999 Nissan Altima, that I plan to put towards repaying the loan. But i do not want to sell my car before I have purchased my bike. I have the motorcycle selected, a 2005 Suzuki SV650, the buyer is waiting for my finances to clear. - My outstanding debts can be seen in my credit report. - My monthly expenses are split with my wife, who earns 10k more than me, but is not applying for this loan. Including rent, utilities, and food, my monthly expenses are roughly $1500. - I am a job captain at HMA, a high-end residential architecture firm. I work under a project manager running a team of staff to create a full working set of construction documents. - My wife has a small savings account - Yes, my income can be verified with Lending Club

Member Payment Dependent Notes Series 434975

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434975	$6,000	$6,000	12.53%	1.00%	August 19, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434975. Member loan 434975 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Tyco - ADT fire and security	Debt-to-income ratio:	19.00%
Length of employment:	3 years 8 months	Location:	MOBILE, AL

Home town:	New Orleans
Current & past employers:	Tyco - ADT fire and security, lifecare hospitals, Universal Health Svcs.
Education:

This borrower member posted the following loan description, which has not been verified:

I am tired of making the card companies rich by paying their 29 % intrest. I have no problem paying my debts, but i would rather pay someone that is trying to help people, not stab them in the back. Thank you for your help!

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	11
Revolving Credit Balance:	$7,333.00	Public Records On File:	0
Revolving Line Utilization:	34.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.16.2009 1. Your monthly mortgage amount? (P+I+T+I) 2. Your monthly normal living expenses? (Car, gas, medical, food, utilties, ets.) 3. Your revolving creedit is $7,300 but your only requesting $6,000 personal loan to consoliate loans. Why the lesser amount? Good luck with your loan.	1. My entire monthly mortgage payment is 775.00, since I put down 20% I have no PMI involved in the loan. That includes interest, principal, taxes, and homeowners. My Fianc?? and I split the mortgage, so we each pay 400 per month; we pay an extra 25.00 a month to pay it off early. 2. Monthly expenses: My cars are paid for, I co-signed for my fianc??e???s car, but she pays the note. Mortgage 400 Bills 220.00 Medical 160 payroll deduction, not included in net income Gas & food 200 My fianc??e???s income is 3500/month 42000.00/yr 3. I financed an engagement ring for $2000 at 0 % interest for 18 months. I have 1400 left to pay, so I have not included this in the loan. Thank you, and let me know if you have any other questions.
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,333.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Tyco - ADT fire and security? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	This loan will pay off all of the credit cards i am paying intrest on. it will leave a 1400 debt that has 0% intrest for 18 months. i have included this payment below. I have 3 vechicles that are paid for. I will be selling one of these shortly to pay off the remaining card that has no intrest. I also have a joint savings acount with aprox $5000.00 but we are putting this money aside to purchase rental property in the future. I am the supply chain coordinator for district 419. This area covers the mississippi and alabama area from the Louisiana line on the west, to the florida line on the east. I order all equipment, tools, supplies, etc. I oversee the warehouse, decide stock levels, coordinate with firemarshals, vendors, and customers. I report directly to the district operations manager. also i did tell lending club they could verify my income and employment. 1. My entire monthly mortgage payment is 775.00, since I put down 20% I have no PMI involved in the loan. That includes interest, principal, taxes, and homeowners. My Fianc?? and I split the mortgage, so we each pay 400 per month; we pay an extra 25.00 a month to pay it off early. 2. Monthly expenses: My cars are paid for, I co-signed for my fianc??e???s car, but she pays the note. Mortgage 400 Bills 220.00 Medical 160 payroll deduction, not included in net income Gas & food 200 My fianc??e???s income is 3500/month 42000.00/yr 3. I financed an engagement ring for $2000 at 0 % interest for 18 months. I have 1400 left to pay, so I have not included this in the loan. Thanks for considering this, if their is anything i wasn't clear on, please let me know.
Can you explain the delinquency? What was it for? Why?	The ???delinquency??? is a payment that was 30 days late. It was on, of all things, a gas card. I pay all of my bills online, and when I went to make the payment, the website was down. It slipped my mind to go back and pay it. I moved from Louisiana to Alabama due to hurricane Katrina, and the card company didn???t have my current phone number. The payment (like 15 bucks) was caught up the following month. This was a gas card and I didn???t give it much thought, my other cards have never been late. It was my first credit card,(so I have paid it 107 times on time and once 1 month late) and I only got it to build my credit. This was the only time it was ever late. One of my cards has a $12,000 limit and has never been late. However, since I was late on the gas card, all of my other cards decided they should raise my interest rate to 29.9 which I think is un-fair. I am sorry I don???t have a better answer for you than ???I forgot???, I can only say it was a learning experience, and that since the payments for this loan will be automatically drafted, there is no way I could forget. This one late payment is the exact reason I am requesting this loan. At least here I can explaine myself and have someone evaluate the reason instead of just looking at black and white. I was actually pre-aproved for this loan through citi financial as well, but I chose to put myself out here to you guys instead because citi happens to be one of the card companies who raised my rate, how ironic. Whatever your decision, thank you for your time and consideration.

Member Payment Dependent Notes Series 434985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434985	$20,000	$20,000	11.83%	1.00%	August 25, 2009	August 30, 2012	August 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434985. Member loan 434985 was requested on August 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Self Employed	Debt-to-income ratio:	5.00%
Length of employment:	1 year 5 months	Location:	New York, NY

Home town:	Springfield
Current & past employers:	Self Employed, The Tribune Company
Education:	Animal Behavior College

This borrower member posted the following loan description, which has not been verified:

Thank you for reading. I have been a loyal American Express customer since 1999, I've always paid on time, I make double payments every month and have never had a charge back. Unfortunately, Amex is not rewarding my for my sincere loyalty, instead they have increased my APR from 12.99% to 15.99% in the last year and sent me a letter last week telling me that they intend to raise my APR again to 17.25% in October and add additional fees to my account. My purpose for this loan will be to consolidate my Amex account and close it.

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,872.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for a living? Thank you	I own and operate a pet services company, which includes, dog walking, pet sitting, dog training and am enrolled with the Animal Behavior College to become a Cert'd. Vet Asst. I also have a website with an online pet supplies store, I do business coaching for those interested in starting a career in the pet industry and plan to write a book on urban dog care.
Can you please talk about how you accrued your debt? Thanks.	I accrued most of my debt over the past few years through some necessary travel and some unnecessary travel, college tuition expenses and I moved last April. None of my debt is due to frivolous spending.
How much do you currently pay per month for your American Express card? Do you intend to pay the same amount each month for this loan?	I have been paying double payments to American Express for the past 2 years. Last month was approx. $660. I plan to pay the fixed monthly pmt. of $662 on this loan at minimum and pay extra when ever possible.

Member Payment Dependent Notes Series 434993

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434993	$20,000	$20,000	11.48%	1.00%	August 24, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434993. Member loan 434993 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	YONKERS RACING CORPORATION	Debt-to-income ratio:	6.97%
Length of employment:	10 months	Location:	POUGHKEEPSIE, NY

Home town:	Wappingers Falls
Current & past employers:	YONKERS RACING CORPORATION, DELAWARE NORTH COMPANIES, MOUNT AIRY #1 LLC, SENECA NIAGARA FALLS GAMING CORPORATION, WHEELING ISLAND GAMING, INC.
Education:	Niagara University

This borrower member posted the following loan description, which has not been verified:

The original drawings for the home we bought several years ago showed a room addition, that we would like to construct now. After a competitive bidding process, the estimated cost of the project is $42,000. We have about half of that amount in cash. We are requesting a loan of $20,000. Since the recent economic downturn, especially in the banking sector, banks have been hesitant to loan ANY money, even to people with excellent income, excellent credit and great paying history. We have excellent credit (770 credit score when I checked last year, with no significant changes to activity since then). We have never failed to pay any obligation both In Full and On Time, since my wife and I started together 20 years ago. I am employed as a CFO for a large casino, and have excellent income also. Of course, I would provide evidence of this as appropriate to secure the loan. We are requesting approval for a loan of $20,000.

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,719.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Yes, please have your income verified. Call Lending Club for the procedures. Thank you.	Will do. I didn't see a phone number for Lending Club though. I'll recheck.
I am very much interested in lending you money, but have a few questions: *Can you verify your income with lending tree (I think you need to send lending tree your w2s or pay stubs)? *What are the 2 inquiries from the last 6 months related to? *You have only been at your current job for 10 months, what did you do prior? Many thanks!	I will verify income with Lending Club (other lenders have asked) but I need to figure out how to call them. I did not see their phone number previously. I'm sure the prior inquiries on credit are related to the background check by Yonkers Racing Corp. (my current employer) as well as New York State Division of Lottery (I have a Key License as an employee of Yonkers Racing Corporation's Empire City Casino). Prior to taking the job as CFO at Yonkers, from 2007 - October 2008, I was CFO at Mount Airy Casino Resort in Mt. Pocono, PA. Legal company name was Mount Airy #1, LLC. Prior to that I worked for Seneca Gaming Corporation in Niagara Falls, NY. I'm a casino executive so I tend to move a bit, but always at a promotion!
Am interested in financing your loan but could you verify your income with lending club? Pls call them to find out how.	Will do. This has been a common question. Frankly, Lending Club could do more to make their contact number easier to find!
Thank you for your response. To find the Lending Club phone number for the procedures to verify your income, click on 'Contact Us' at the bottom of the Lending Club home page.	I've called and left a message. Supposedly they'll get back to me....
Use the Contact Us link at the bottom of the Lending Club pages - phone numbers abound.	Found it...Thanks. I guess I missed it in the application process. I'm waiting on a return phone call.
Wow, seems like you are very busy moving around! I'm wondering why you want to construct an additional room on a house you bought years ago, especially with all the moving you are doing. NY to PA to NY... is the home somewhere in between?	I only own one home, in Ransomville, NY. I am working out of town, but renting. The addition is to my home in Ransomville, NY, which is where my wife and family live permanently. I commute home whenever I can. This house is our planned retirement home, so I'm not concerned with changing houses (owned) at all in the future. Joel
I would like to help fund your loan, but have a few questions. When are you planning on starting your home improvement project? Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Have you made any progress in verifying your income with Lending Club?	I'm in the process of verifying income with Lending Club. Project will start in the next 30 days. I have other debts like anyone else, but nothing to preclude me from paying this loan in full and on time, as I've done my whole life. As you can see from my credit history, there have been no issues in the past.

Member Payment Dependent Notes Series 435004

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435004	$19,000	$19,000	11.14%	1.00%	August 24, 2009	August 29, 2012	August 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435004. Member loan 435004 was requested on August 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,451 / month
Current employer:	Aramark Uniform Serives	Debt-to-income ratio:	21.56%
Length of employment:	15 years 4 months	Location:	ROCKFORD, IL

Home town:	Union
Current & past employers:	Aramark Uniform Serives
Education:

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my monthly payments so that it will free up some money to start putting into the savings account. Currently trying to get bills paid is limiting me from doing that.

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,526.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe a bit more about the bills you want to consolidate? The $19K is much larger than the credit card debt that is shown. What are your current payments and how does the $623 payment of this loan compare to those? Best of luck on your loan; Art	One is the credit card, the other is a personal loan with a high interest rate. The 623 payment of this loan will free up anywhere from 400 to 600 dollars a month to be put into savings.
Please verify your income; it's an easy process.	I just did the bank account verification. It should show up as verified shortly. Thanks
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	I just did the bank account verification. It should show up as verified shortly. Thanks
Do you have a retirement and/or emergency fund? Thanks.	Yes I do have a retirement fund. I have my 401k with the company I work at and I also have a IRA that I have had now for 12 years. I have been in the 401k for 15 years. Thanks

Member Payment Dependent Notes Series 435005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435005	$8,000	$8,000	7.74%	1.00%	August 24, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435005. Member loan 435005 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	12.58%
Length of employment:	n/a	Location:	Los Angeles, CA

Home town:	Langhorne
Current & past employers:	PGA Tour, Warner Brothers, Todd Group
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I'm looking to lend $8,000 and am looking to pay it off in two years. I am looking for the lowest interest rate.

A credit bureau reported the following information about this borrower member on August 15, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,071.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.19.2009 1. Self-employed? Description please. 2. Monthly rent payment AND normal living expenses? Good luck with loan.	I own Swim Stars Academy, LLC. It is a swimming lessons company. My monthly rent is $2,4000. If you have any other questions please let me know, I'd be happy to answer them.
Hello Jennifer I would like to fund a portion your loan however I need more information. 1. Where do you work and how long have you lived there? how secure is your position? 2. What are your current monthly expenses including this loan payment (rent, utilities, car loan, credit card payments, etc.)? Please be comprehensive. Please contact Lending Club and have your income verified. I believe it is a fairly easy process. Income verification provides lenders an added level of comfort. Thanks and best of luck to you.	I own my own company called Swim Stars Academy, LLC. It is a swimming lessons company. I also work for the Todd Group doing event planning. My position is very secure. My current monthly expenses are $1500 rent, $400 car lease payment. If you have any further questions I'd be happy to answer.
In response to RetiredUSMCInvestor, you listed your rent as $2,4000 (a typo for $2,400?) but in response to maxwellgood you listed $1500 - which is it?	Rent is $1,500. Monthly rent plus bills and expenses is about $2,400. Thank you for picking up on that.

Member Payment Dependent Notes Series 435064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435064	$7,000	$7,000	17.04%	1.00%	August 24, 2009	August 30, 2012	August 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435064. Member loan 435064 was requested on August 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Community HomeOwnership Counseling Services	Debt-to-income ratio:	6.90%
Length of employment:	1 year	Location:	San Jose, CA

Home town:	Fairfield
Current & past employers:	Community HomeOwnership Counseling Services, Punjani Investment Group, as a Real Estate Agent
Education:	San Jose State University

This borrower member posted the following loan description, which has not been verified:

The store I am getting into has been in business or 4 years and doing very well. The competition for this international food store is none in the city itself. Major return customers as this is the only indian grocery store most south asians in the community rely on. Thanks, Sholin Dass

A credit bureau reported the following information about this borrower member on August 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	20
Revolving Credit Balance:	$5,035.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you clarify, are you buying this store? What are your expected revenues, income and expenses? Thank you.	I am self employed with COmmunity Homeownership. I can send my bank statements with deposits as of this year and also, I have my W2 for last year. I am buying the store from current owner, not land (real estate). Expected yearly revenue is about $100,000. $54000 is income and 40,000 is expenses per year. The store is already been in business for 5 years and has been doing very good. Due to family emergency of a death in the family, owners have to sell and go back. This is the only indian/ethnic store the community of Solano, CA rely on for products not found in regular grocery stores. This is a great opportunity and I can also provide you with tax returns for the store itself. Thanks, Sholin
Solano is nearly two hours from San Jose on a good day, and traffic at rush hour can be terrible. Who is going to run the store?	I am in the process of moving to Fairfield as I still have the address of my current billing address noted. I will be running the business full-time along with a part-time employee.

Member Payment Dependent Notes Series 435142

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435142	$13,000	$13,000	11.83%	1.00%	August 21, 2009	August 30, 2012	August 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435142. Member loan 435142 was requested on August 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,150 / month
Current employer:	FAA	Debt-to-income ratio:	16.25%
Length of employment:	1 year	Location:	OVERLAND PARK, KS

Home town:	Springfield
Current & past employers:	FAA, ANPAC, Missouri State University
Education:	Missouri State University

This borrower member posted the following loan description, which has not been verified:

Last year I received a new job as an air traffic controller. To take this job i had to relocate and sell my house. In order to sell my house in the bad market I had to take lower value than what was owed and I had to give up some of my furniture with it. My family aided in helping pay the realtor commissions and other various closing costs. I will use this loan to pay them back as they are in a time of need now, as well as consolidate my credit card expenses from moving to my new city. I would consider myself a good credit risk. I have always been employed since college, I have never been fired from a job, and just recently was informed I will be receiving a raise. My goal is to take this loan out, consolidate all my debt and then pay the loan off as quickly as possible.

A credit bureau reported the following information about this borrower member on August 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,495.00	Public Records On File:	0
Revolving Line Utilization:	26.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $3,495.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am using this to pay off all my credit card debts, as well as a loan i received from my family when I sold my house. They loaned me $12,000 to cover the commission of the real estate agent. I have paid that loan down to $9000, but now they are in a need for the money, and I would like to pay them off completely. My monthly expenses are Rent: $425 Utilities: $83 Car Insurance: $82 and Food: $300. I do have a savings account, but it doesn't have any savings in it. I am willing to have my income verified. I will check into that.

Member Payment Dependent Notes Series 435158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435158	$3,500	$3,500	8.94%	1.00%	August 21, 2009	August 30, 2012	August 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435158. Member loan 435158 was requested on August 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,333 / month
Current employer:	Abercrombie and Fitch	Debt-to-income ratio:	1.71%
Length of employment:	7 months	Location:	CICERO, NY

Home town:	Cicero
Current & past employers:	Abercrombie and Fitch, Aldo
Education:	St. John Fisher College, The New School

This borrower member posted the following loan description, which has not been verified:

I am currently in the process of transferring my retail management position to Manhattan. Due to the fact it was not required by my company but rather my own personal choice, I will not be getting a stipend to move. I will be getting a pay increase due to the nature of the cost of living. I am applying for the loan in order to put down first month's rent and security deposit. The application for the apartment will be processed Monday morning and by the end of the week I will need to have that money upfront to secure the apartment. I also wanted to apply for a personal loan in order to build my credit. I have never taken out a loan in my name and thought taking out a small loan would help to better my credit. I am financially responsible and have never been late on any of my credit card payments. In addition I receive an annual monetary gift from my grandfather in January. Therefore I will be able to pay off the loan by then. I hope you find me a perfect candidate for the loan.

A credit bureau reported the following information about this borrower member on August 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,697.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Why are you moving to Manhattan? And, are there any other costs associated with your relocation? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses after moving to Manhattan? Can you give a short description of the type of work you perform for Abercrombie and Fitch? And, how much will your salary increase? Do you have a savings account or any other kind of emergency fund?	I am moving to Manhattan because my fiance has started a job in the area. All other costs associated with the move will be taken care by myself and not to be considered as apart of the loan I applied for. I do not have any car loans or student loans. My loans as a college student have all been paid off and I never had a car loan. I do have 2 credit cards in my name that I pay monthly on. I have not been told by employer how much my pay will increase since she does not yet have an exact location of where I will be working. The company did approve my transfer request to the area and she is working on transferring me into one of the 3 stores in Manhattan. She did offer to be available to confirm that I do indeed have a transfer in motion to move to the area. Monthly expenses will be $1200. Since we are living in a studio together and heating and water are included electricity will be our only utility expense. I will be an assistant manager, as I am now in Central New York. This means that I will be managing associates and reporting to my district manager any issues or concerns. I will be a visual manager within my position performing all floor sets and merchandising within the store I am located. I have a savings account, both joint with my fiance and personal.

Member Payment Dependent Notes Series 435184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435184	$15,000	$15,000	11.48%	1.00%	August 21, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435184. Member loan 435184 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	The Bank of New York Mellon	Debt-to-income ratio:	6.42%
Length of employment:	5 years 1 month	Location:	DALLAS, TX

Home town:	Irving
Current & past employers:	The Bank of New York Mellon
Education:	The University of Texas at Arlington

This borrower member posted the following loan description, which has not been verified:

This loan will be used to complete the finish out of a bonus room and some a site drainage project at my home. I have never defaulted on any loans in the past and will be able to repay this one according to the terms with no problems. I work in the fastest growing area of the most profitable line of business at my company, so my job is very stable.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,818.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. When are you planning on starting your home improvement project? And, have you already selected a contractor to do the work? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Bank of New York Mellon? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I plan to start the project as soon as possible. The contractor has been selected and is waiting for me to give the go ahead. I have no other debts than those listed with my application. I am a VP with The Bank of New York Mellon and I work in technology leading a team of developers. I will check on verification of income with the club.
Can you please provide a list and amounts of all the monthly payments you have? Also, what kind of debts do you have, revolving, and installment?	Mortgage: 1,700/month on balance of 235,000 Car: 550/month on balance of 17,500 Credit cards: 250/month on balance of 12,000

Member Payment Dependent Notes Series 435217

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435217	$8,000	$8,000	11.14%	1.00%	August 21, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435217. Member loan 435217 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Resource Design & Build, LLC	Debt-to-income ratio:	18.89%
Length of employment:	4 years 11 months	Location:	Duluth, GA

Home town:	Chicago
Current & past employers:	Resource Design & Build, LLC, Joseph Freed and Associates
Education:	St. Norbert College

This borrower member posted the following loan description, which has not been verified:

My remodeling business is slow right now and I would like to refinance my business credit card to a lower interest rate for the monthly payments.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	18
Revolving Credit Balance:	$36,269.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is your $36000 in credit card debt, personal debt or debt for your business?	It is business debt and on-going product purchases for current jobs...there is always at least $10,000 rolling on current contracts
Hi. Will this loan amount completely pay off one of your cards, or just part of the balance? What is the current interest rate on it? How much of your revolving balance is credit card debt? Thanks.	This pays off one of the cards with a sudden jump to a 23% interest rate

Member Payment Dependent Notes Series 435238

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435238	$13,200	$13,200	11.48%	1.00%	August 21, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435238. Member loan 435238 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,517 / month
Current employer:	SD School F/T Blind and Visually Impaired	Debt-to-income ratio:	13.79%
Length of employment:	5 years 5 months	Location:	Aberdeen, SD

Home town:	Sioux City
Current & past employers:	SD School F/T Blind and Visually Impaired, Northern State University
Education:	SD State University

This borrower member posted the following loan description, which has not been verified:

I plan on consolidating and paying all of my credit card debt with this loan. The remaining amount left will be to finish a bathroom remodel.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,646.00	Public Records On File:	0
Revolving Line Utilization:	32.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi could you please give a breakdown of the $33,000 in revolving credit balances you have? Also a rough estimate of monthly expenses? And please contact Lendingclub.com to have your income verified. This helps to reassure lenders so that we will invest in your loan. thanks.	Sure 28,000 is a home equity loan, so add that to my mortgage the total mortgage i owe is $77,000. I have only about 5,000 in revolving credit balance beyond that and I have a $300 car loan and $137 for student loan. thanks

Member Payment Dependent Notes Series 435240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435240	$5,000	$5,000	11.48%	1.00%	August 21, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435240. Member loan 435240 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Sectra NA	Debt-to-income ratio:	15.55%
Length of employment:	10 months	Location:	SHELTON, CT

Home town:
Current & past employers:	Sectra NA
Education:

This borrower member posted the following loan description, which has not been verified:

I need this loan for an important home improvement project which is absolutely necessary and currently I am little tight on cash.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,097.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 435289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435289	$6,000	$6,000	17.04%	1.00%	August 20, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435289. Member loan 435289 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	9.96%
Length of employment:	n/a	Location:	Santa Cruz, CA

Home town:	Santa Cruz
Current & past employers:
Education:	Cabrillo College

This borrower member posted the following loan description, which has not been verified:

First, a bit about myself. I run a few different websites selling books, DVD's, and other products teaching people various aspects of fitness. This business brings in between $3K-$5K each month. This loan will be used for several reasons. One is to buy advertising on a few key sites as well as expand my PPC campaigns. I am a direct response marketer and will only be advertising where it pays off. Also it will be used to pay off some credit card debt. The money will not all be spent immediately or in a single place.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,599.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you point us to the websites's urls?	www.lostartofhandbalancing.com www.kettlebelljuggling.com www.legendarystrength.com
also PPC can drain you out very quickly. Can you expand on the specific plans?	If you look at my websites you'll notice they are tightly niched. My keywords will therefore be ones with limited volume for the most part. Of course I will set budgets for each ad group and get rid of them if they are underperforming.
Can you list a few of your websites?	www.lostartofhandbalancing.com www.kettlebelljuggling.com www.legendarystrength.com
First, welcome to Lending Club, A couple of questions that lenders may want to know: 1. Without giving out keywords, could you please share your click-through-rates and where you normally rank (top 3, 5) in google adwords/Yahoo search engine? (that is if you use these mediums) 2. Could you please explain how you will go about expanding your PPC campaign? The 3k-5k is respectable, but is this slightly off the norm of your usual monthly income? Will the loan be used for experimental purposes or tried-true keywords, ad spots, etc? 3. What are your goals in 6 months, 1 year, and 2 years? This information would help out investors get a better idea of your business. Thanks!	First off, here are a few of my websites: www.lostartofhandbalancing.com www.kettlebelljuggling.com www.legendarystrength.com Because my niches are small the keywords I'll be bidding mostly have not huge volume. Also it is easy to rank at the top. Expanding means going onto more keywords but with a tight focus on results. Also I will buy direct advertising on key sites. My goal is to generate at least $10K per month by the end of the year. Hope that helps.
Thank you for answering my earlier question. You have been very helpful. Im interested in fuding your loan, but I still have a few lingering questions. 1). Could you tell us how long in business you have been in? 2). Are you currently employed? If not, do you have savings, or other liquid resources in which you can tap into? 3). Why the need for the loan now, not 3-6 months ago? Are you websites underperforming, relative to say, last year? I notice through alexa that most of your customer base is from the U.S. Do you feel the recession has anything to do with the need for the loan? Your questions will once again help lenders.	1) Just over two years 2) Fully self-employed. I do have some savings but not near this amount. 3) Found out about lendingclub and some opportunities to expand opened up. I am making more than the same period last year, mostly from new products (and always working on more). About a quarter to a third of my customers are international. The recession has not been a big impact on me.

Member Payment Dependent Notes Series 435307

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435307	$7,000	$7,000	14.96%	1.00%	August 24, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435307. Member loan 435307 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	County of San Diego	Debt-to-income ratio:	21.80%
Length of employment:	9 years 1 month	Location:	Chula Vista, CA

Home town:	Okinawa
Current & past employers:	County of San Diego
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am using this loan for Nursing school that financial aid didn't cover. ( That included grants and loans.)

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	16	Months Since Last Delinquency:	9
Revolving Credit Balance:	$6,699.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where is your income coming from while you go to school? or are you finished?	I'm working full time with County of San Diego while going to school in the evening. I currently have my BS in Criminal Justice already and planning to switch careers to Nursing working towards my BSN.

Member Payment Dependent Notes Series 435322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435322	$14,400	$14,400	11.14%	1.00%	August 24, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435322. Member loan 435322 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	the phoenix	Debt-to-income ratio:	15.82%
Length of employment:	8 years	Location:	new york, NY

Home town:
Current & past employers:	the phoenix
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to use 1/2 the money to purchase a permanent car space and the other 1/2 to go on vacation with my family.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	44	Months Since Last Delinquency:	20
Revolving Credit Balance:	$8,799.00	Public Records On File:	0
Revolving Line Utilization:	34.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 435338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435338	$8,000	$8,000	15.31%	1.00%	August 24, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435338. Member loan 435338 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,083 / month
Current employer:	Satori Software, Inc.	Debt-to-income ratio:	13.32%
Length of employment:	3 years 2 months	Location:	Auburn, WA

Home town:	Oakland
Current & past employers:	Satori Software, Inc., NDE Professionals, Inc., Whitney Associates, Inc., Bank of America Corp.
Education:	Laney College, Oakland, CA

This borrower member posted the following loan description, which has not been verified:

I have credit accounts with very high rates and would like to consolidate my debt while paying a lower rate so I can put more money towards retirement.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	34
Revolving Credit Balance:	$6,637.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would be happy to help out a local. Would you be willing to have Lending Club verify your income? Also, do you have a spouse with any additional household income? Good luck with your loan.	I would absolutely be willing to have them verify my income! As to your second question, I am currently single.

Member Payment Dependent Notes Series 435363

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435363	$2,000	$2,000	11.14%	1.00%	August 21, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435363. Member loan 435363 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Out of the Box Events	Debt-to-income ratio:	17.51%
Length of employment:	2 years	Location:	Sherman Oaks, CA

Home town:	Independence
Current & past employers:	Out of the Box Events, Big League Theatricals
Education:	Friends University

This borrower member posted the following loan description, which has not been verified:

Thank you for your interest. I am getting married in 2 months, we have paid for most of the wedding and I need a little help with the rest of my part. I had unexpected car repairs that I paid for with my wedding funds. I have great credit history without any late payments and they ability to pay back the loan without a problem. I really appreciate it!

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	20
Revolving Credit Balance:	$22,624.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 435385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435385	$4,500	$4,500	11.83%	1.00%	August 21, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435385. Member loan 435385 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Pepsi Bottling Group	Debt-to-income ratio:	15.39%
Length of employment:	27 years 8 months	Location:	shoreline, WA

Home town:	Seattle
Current & past employers:	Pepsi Bottling Group, PepsiCo Inc. phx az
Education:

This borrower member posted the following loan description, which has not been verified:

pay off high int credit cards very stable job over 28 yrs with same employer

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	52
Revolving Credit Balance:	$4,624.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $4,624.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Pepsi Bottling Group? And, how will your job be affected by the recently announced acquisition of Pepsi Bottling Group by PepsiCo? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1-no outstanding debt 2-drive semi truck del. pepsi prouducts to local groc. stores 3-1200.month 4-job won)t be affected at all. pepsi is streamline its management 5-saving yes 401k yes teamsters pension plan yes (fully vested) 6-yes if necc.

Member Payment Dependent Notes Series 435438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435438	$6,000	$6,000	8.59%	1.00%	August 25, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435438. Member loan 435438 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Nature Publishing Group	Debt-to-income ratio:	11.98%
Length of employment:	4 years 11 months	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	Nature Publishing Group, Wenner Media
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

Hello, I am dire need of a loan because I am moving by October 1st and have no other options. I've been working to pay down my debt slowly each month and have just discovered that I will need to move with someone much earlier than I have planned (October 1, 2009 rather than January 31, 2011). Unfortunately, this hasn't given me much time to put away the cash to pay for a security deposit along with first month's rent. I am a young professional who has been employed at my job for the past five years. Although I have debt, each debtor has received a payment from me on time as long as I have held the account. This money would be used to help me move to a more affordable apartment. I can guarantee that you will receive at least the minimum payment each and every month until the loan has been paid in full.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,275.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact the Lending Club and have you income verified. This will increase lender confidence in your loan.	Thanks. I'm fairly certain I checked the box to have my income verified but I'll contact them to make certain.

Member Payment Dependent Notes Series 435460

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435460	$7,000	$7,000	7.74%	1.00%	August 24, 2009	August 31, 2012	August 31, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435460. Member loan 435460 was requested on August 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Advantage IQ	Debt-to-income ratio:	8.28%
Length of employment:	4 years 5 months	Location:	Cheney, WA

Home town:	Simi Valley
Current & past employers:	Advantage IQ, Farmers Ins
Education:	Cal State Northridge

This borrower member posted the following loan description, which has not been verified:

Money will be used to purchase 3 airfare tickets and in country expenses in Kazakhstan. My son and daugher-in-law are adopting a special needs child from there. They were there for 4 months and due to hurdles and delays they had to come home for a a month and a half without her. The hurdles have been overcome and are now ready to go back to finalize the adoption and bring her home. I am accompaning my daughter-in-law the first 3 weeks, then my son will go over closer to the court date. I have excellent credit and a solid job. When you do a credit check, you will see there is a capital one loan for around $9,000.00. That loan was taken out for adoption expenses as well two years ago and my son makes the payment on that loan.

A credit bureau reported the following information about this borrower member on August 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club to have your income verified. This will increase lender confidence in your loan.	Thank you for the information, I will check into that.

Member Payment Dependent Notes Series 435495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435495	$6,000	$6,000	19.13%	1.00%	August 24, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435495. Member loan 435495 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,688 / month
Current employer:	Robert Half International	Debt-to-income ratio:	16.81%
Length of employment:	4 years 10 months	Location:	Dublin, CA

Home town:
Current & past employers:	Robert Half International
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to pay off credit card debt to be debt free!

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,843.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.19.2009 1. Asking for $11,200 loan but revolving credit is $7,800. Please explain what $3,400 difference is intended for? 2. Monthly rent AND normal living expenses amount? 3. Job description at Robert Half International? Good luck with loan.	Hello, 1. I have a student loan that has a balance of $3400.00 and would love to pay that off as well. 2. Monthly rent $680 and normal living expenses - roughly $400.00. 3. Executive Assistant to several high level executives Thank you !
Will you tell us a little about the current debt you have and how you aquired it? Will you please include the % along with the sums? Will this loan be used solely to clear outstanding debt? Do you intend to close your current open credit lines?	Hello, Most of the debt was due to a recent move and a student loan I would like to pay off. The sum is roughly$11K and this loan will solely be to clear debt. I do plan to close a couple of the open accounts, but will keep one open for emergency use. Thank you!
Will your income be verified by Lending Club?	Hello, Yes, if needed - they can verify my income. Thank you!
Branic01, I request that you arrange to have Lending Club verify your income. Verification will attract investors. Thank you.	Good Morning, I have reached out to Lending Club Member Support this morning and they let me know that they are in the process of income verification and will let me know if they need any additional information. Thank you!

Member Payment Dependent Notes Series 435539

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435539	$8,500	$8,500	8.94%	1.00%	August 24, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435539. Member loan 435539 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Sam's Club/Wal-Mart	Debt-to-income ratio:	14.26%
Length of employment:	4 years 10 months	Location:	Cincinnati, OH

Home town:	Georgetown
Current & past employers:	Sam's Club/Wal-Mart, Applebee's
Education:	University of Cincinnati-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am getting married next spring and need a small loan to cover expenses such as plane tickets for relatives, dresses, tuxedo rentals, flowers, and part of the honeymoon expense. I will be recieving a large sum of money at the beginning of next year in the form of a bonus from my employer to cover the expense of the loan. I have never missed or been late on any of my current installment payments (home and car). I have been at my current place of employment for more than 7 years and have a good credit history.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,304.00	Public Records On File:	0
Revolving Line Utilization:	49.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.19.2009 1. Job description? 2.Monthly mortgage payment? (PITI) 3. Monthly living expenses? Good luck with loan.	1. I am an Assistant Manager at Sam's Club. 2. Mortgage payment is $900 (includes property taxes and homeowners insurance). 3. Monthly living expenses are $1100 per month (this includes all bills).
with the employer provided bonus anticipated next year, do you plan on prepaying the loan in full then?	Yes. Along with my income taxes at the beginning of the year.
What is your position at Sam's Club/Wal-Mart?	I am an Assistant Manager.

Member Payment Dependent Notes Series 435549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435549	$2,500	$2,500	13.22%	1.00%	August 24, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435549. Member loan 435549 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	N/A (self-employed)	Debt-to-income ratio:	1.31%
Length of employment:	1 year	Location:	Sterling, MA

Home town:	Hartford
Current & past employers:	N/A (self-employed), HubCast, NAPC
Education:	University of Vermont

This borrower member posted the following loan description, which has not been verified:

I have started a small business, DBA Pump Salvage, that buys surplus industrial process equipment from closed factories and sells the items for a profit on eBay. I work with an expert in pumps and process equipment that inspects all inventory personally, and understands each item's true market value. We only buy at the lowest possible cost. I handle all sales and marketing, and have set up a website, eBay store, and we have processed a few orders. I created the company logo, and am working on inbound marketing using Google Analytics, and soon will be publishing and blogging to drive site visitors. Our prospects for growth are good, however our sales are entirely driven by market demand, and available inventory, thus the loan request. This loan is small enough that I can personally guarantee the funds, and my credit is excellent.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,373.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.19.2009 1. Monthly mortgage payment? (PITI) 2. Monthly normal living expenses? 3. I think that you are underestimating capital needed to invewst in inventory to grow your on-line buiness. You should consider a larger loan, i.e., $5K. Good luck with loan.	Thank you for your questions. PITI = $2,355; $3,100 for normal living expenses . I need to revise my income figure up, I will have income of $87K+ this year. I agree that I should consider a larger loan. I may take a second one once this first one funds, I wanted to wade in and see what the process was like.
Are you incorporated? What are your year-to-date sales?	DBA only, under sole proprietorship. YTD (4 months) sales are $2,500.
If your YTD sales are $2,500, how is your monthly income $7,500? Thanks.	My monthly income is primarily from software sales under a separate contract. I run both ventures under my sole proprietorship, with this one you're considering as a DBA. I do most of the work on this after hours and on weekends as it gains momentum.

Member Payment Dependent Notes Series 435606

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435606	$8,800	$8,800	11.48%	1.00%	August 24, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435606. Member loan 435606 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	camelot pool company	Debt-to-income ratio:	10.12%
Length of employment:	4 years	Location:	JONESBORO, GA

Home town:	Gulf Shores
Current & past employers:	camelot pool company
Education:	Clayton State University, Georgia State University

This borrower member posted the following loan description, which has not been verified:

i am trying to conslidate all of my credit card debt into one monthly payment at a lower interest rate.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,884.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.18.2009 1. Mothly mortgage? (PITI) 2. Monthly normal living exenses? 3. Asking for $8,800 debt consolidation loan but revolving credit is $13,800. Why not ask for $13,800 loan and pay off all revolving debt completely? Good luck with loan request.	i live with my parents while i am in college. i usually spend about $300 on gas and food and such. the remaining part of my revolving debt is not being consildated since it is already on a card with a zero percent interest rate.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $13,884.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Camelot Pool Company? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	everything i am trying to consilidate into this one payment is credit card debt. the interest rates on the card vary from 9% to 17%. i would like the ability to pay one amount each month. i have two student loans in the amount of 7,000 but i am not paying on them since i have not graduated from college yet. i have a savings acct with about $4500. i wish to keep this for a rainy day. i am in business to build and upkeep and staff public and private pools with lifeguards and maintain the apperance and chemicals of the pools.
How many hours do you work? Is it the same each month ($3,083 / month)?	It varies from month to month but for the most part my company makes me around the same amount of money each month.

Member Payment Dependent Notes Series 435619

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435619	$1,600	$1,600	13.92%	1.00%	August 24, 2009	September 1, 2012	September 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435619. Member loan 435619 was requested on August 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Los Angeles Unified School District	Debt-to-income ratio:	17.65%
Length of employment:	9 years 2 months	Location:	Canoga Park, CA

Home town:	Los Angeles
Current & past employers:	Los Angeles Unified School District
Education:	California State University Northridge

This borrower member posted the following loan description, which has not been verified:

My name is Christine Selem and I am a National Board Certified Elementary School Teacher. I have been continuously employed with Los Angeles Unified School District for the past nine years. I have credit card debt due to uninsured dental expenses and I was a recent victim of an on-line scam. I am determined to get out of credit card debt. I have the income to pay my monthly minimum payments and have done so, but as we all know that is not a way to get out of debt in an efficient way. I have recently payed off one credit card and I am going to pay off another credit card next month. While this is encouraging and motivating, I still have a huge mountain of debt to climb. I am not able to refinance my condominium for debt consolidation because I have no equity due to the down turn in the real estate market. I have a reliable income stream and I have consistently payed all my creditors as agreed. Please consider my request for this loan. Thank you.

A credit bureau reported the following information about this borrower member on August 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,106.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.19.2009 Hi Christine, You have good paying job and job security. 1. Your asking for $1,600 loan but revolving debt is $40K. Why not ask for $20K loan and pay down revolving debt? 2. Your monthly mortage payment? (P+I+T+I) 3. Amount of uninsured dental expenses? 4. Please explain "on-line" scam you were victim of. Good luck with loan request.	Type your answer here. 1. The interest rates for large amounts were comparable to my credit cards 2. $1650 3. about 60,000 over the last two years (many dental implants and crowns) 4. Met a guy on-line who claimed to have romantic feelings- sent him about 19,000 before I realized that I was being scammed- I have reported it to the FBI and I am going to report it as a loss with the irs as a loss against this year's income, but it still hurts a lot. Thank you for your questions.
Can you explain what debts you have in your revolving debt of $40K	Type your answer here. The debts are split fairly evenly between dental bills and cash advances. Because I allowed myself to become a victim of an on-line scam I took out many cash advances and the interest rates as we all know are very high. I have prioritized my list of creditors based on rates of interest and I am paying minimum payments on all credit cards except for the highest one until it is payed off. The highest rate credit card will be payed off next month and then on to the next highest. Thank you for your question.
08.19.2009 Hi Again Christine, I am very familiar with costs of dental impants. Dentist I use in Virginia Beach charges $2,033 per implant. I have 1 implant already; another implant will be done October this year; both implants are non-visible wisdom teeth area of lower gum. My dental insurance plan covers up to $1,200 procedures per benefits year; plan paid for one-half or $1,016 implant costs in April this benefit year, plan will pay for another one-half or additional $1,016 implant costs in new benefits year starting Oct 1st. To mximize insurance benfits I must wait till Oct 2011 new benefits year for 2 necessaey crowns at $650 per crown leaving $100 more out of pocket expenses. I will be funding $100 of your $1,600 rquested personal loan. Semper Fidelis (US Marine Corps motto)	Type your answer here. Thank you for helping me out. My plan does not cover any costs towards dental implants and only 1 crown every four years. I have taken advantage of the tax deduction for the last two years which was quite helpful. Unfortunately I needed a whole mouth makeover (13 implants)- I have a beautiful smile now and I am very happy with the results. I will be paying for it for a while, but for me it was worth every penny. Thank you for lending me $100. You will get payed back as agreed and I appreciate you taking a chance on me.
Christine; I have completed the funding for your loan. Good luck to you.	Type your answer here. Thank you very much for taking a chance on me. You will be payed back as agreed. I appreciate your help.

Member Payment Dependent Notes Series 435815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435815	$10,000	$10,000	7.74%	1.00%	August 25, 2009	September 2, 2012	September 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435815. Member loan 435815 was requested on August 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	Roanoke Wreck Repair Inc.	Debt-to-income ratio:	16.02%
Length of employment:	2 years	Location:	Roanoke, VA

Home town:	Roanoke
Current & past employers:	Roanoke Wreck Repair Inc., Member One Federal Credit Union
Education:	Roanoke College

This borrower member posted the following loan description, which has not been verified:

Consolidate 2 credit cards to one personal loan fixed rate

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,520.00	Public Records On File:	0
Revolving Line Utilization:	52.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.20.2009 1. Position AND job description at Roanoke Wreck Repair? 2. Monthly mortgage payment? (PITI) 3. Normal monthly living expenses? Good luck with loan. Virginia Beach, VA	Position is posting all funds to repair jobs from insurance company, and customer repair payments. Insurance and customer estimates and employee payroll. Monthly General Ledger reporting to owners. Monthly mortgage pmt. $750.00.

Member Payment Dependent Notes Series 435909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435909	$2,400	$2,400	8.94%	1.00%	August 25, 2009	September 3, 2012	September 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435909. Member loan 435909 was requested on August 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,899 / month
Current employer:	Bridgeway Church	Debt-to-income ratio:	17.06%
Length of employment:	10 years	Location:	Oklahoma City, OK

Home town:	Columbus
Current & past employers:	Bridgeway Church
Education:	University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

Looking to bridge the gap between one lease and another. Utility deposits, moving truck, security deposit, etc. Husband is starting police academy in a new city in October.

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,043.00	Public Records On File:	0
Revolving Line Utilization:	29.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.21.2009 1. Where is family moving to (city) ? 2. Is entire family moving or is just husband relocating until he finishes police academy? 3. Position/job description at Brideway Church is ? 4.Monthly rent AND usual living expenses are $ ? Good luck with loan.	1&2. Entire family is moving to Norman, OK; husband will be Norman Police Officer and is currently a carpenter. 3. My position at Bridgeway is Director of Administration/Office Manager. 4. Currently, our living expenses are approximately $3900/mo. - rent will be between $700-$800

Prospectus Supplement (Sales Report) No. 4 dated August 25, 2009